Exhibit 10.6
Verizon — XEL
FLEXGROW
Contract No. C0302362

     THIS Agreement (“Agreement”) is entered into effective as of the 19th day of June 2003 by and among Telesector Resources Group, Inc., d/b/a Verizon Services Group, a Delaware corporation with offices at 240 East 38th Street New York, NY 10016 on behalf of itself and for the benefit of their AFFILIATES, (hereinafter referred to as “Purchaser”) and XEL Communications Inc., a corporation with offices at 17101 East Ohio Dr., Aurora, CO, 80017 (hereinafter referred to as “Supplier”). Under the Agreement, Purchaser and any AFFILIATE, which directly places an Order or for whom Purchaser places an Order, agree to purchase and Supplier agrees to sell PRODUCTS, SERVICES and DOCUMENTATION and to license SOFTWARE and RELATED DOCUMENTATION when ordered by Purchaser in accordance with the terms and conditions stated in this Agreement.
Whereas, based on the presentations, other printed material, correspondence, discussions, and in reliance upon the expertise of Supplier in developing, designing and delivering SYSTEMS, Purchaser desires to buy PRODUCTS and SERVICES from Supplier and Supplier desires to supply PRODUCTS and SERVICES to Purchaser under the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein, and intending to be legally bound, the parties agree as follows:
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

ARTICLE 1
REQUIREMENTS
     Supplier and Purchaser understand and acknowledge that Appendices A through R, together with the text of this Agreement constitute the specific requirements and detailed SPECIFICATIONS (“REQUIREMENTS DOCUMENTS”) as contemplated herein.
     1.1 APPENDICES The following appendices are attached hereto and are hereby made a part of this Agreement:

Appendix A	Affiliates Verizon West
Appendix B	Products
Appendix C	Documentation
Appendix D	Prices
Appendix E	Delivery Interval
Appendix F	BVAPP
Appendix G	Reserved
Appendix H	Training
Appendix I	MWDVBE
Appendix J	Transportation
Appendix K	Reserved
Appendix L	Quality, Reliability and Engineering Specifications
Appendix M	Reserved
Appendix N	Reserved
Appendix O	Non-Discrimination Compliance Undertaking
ARTICLE 2
DEFINITIONS
     2.1 ACCEPTANCE ACCEPTANCE shall occur in accordance with Article 13 hereof, entitled ACCEPTANCE, and the PRODUCT is ready to be placed into service.
          2.1.1 STANDARD ACCEPTANCE applies to purchases Supplier’s PRODUCTS where Purchaser has determined that the PRODUCT need not undergo a FIRST OFFICE APPLICATION and shall occur in accordance with Section 13.2 hereof, entitled STANDARD ACCEPTANCE.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

          2.1.2 FIRST OFFICE APPLICATION (“FOA”) ACCEPTANCE applies to purchases Supplier’s PRODUCTS where Purchaser has determined that the PRODUCT must undergo a FIRST OFFICE APPLICATION and shall occur in accordance with Section 13.3 hereof, entitled FOA AND GA ACCEPTANCE.
          2.1.3 GENERALLY AVAILABLE (“GA”) PRODUCT ACCEPTANCE applies to purchases of Supplier’s PRODUCTS which have passed FOA ACCEPTANCE and thereby have become generally available and GA ACCEPTANCE shall occur in accordance with Section 13.3 hereof, entitled FOA AND GA ACCEPTANCE.
     2.2 ACCEPTANCE DATE For any PRODUCT provided hereunder, ACCEPTANCE DATE is the first day after the applicable PRODUCT successfully completes all ACCEPTANCE Tests and Purchaser issues a Notice of ACCEPTANCE, provided for in Article 13 hereof, entitled ACCEPTANCE.
     2.3 AFFILIATE means, at any time, and with respect to any corporation, person or other entity (a) any other corporation that at such time, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first corporation, person or other entity; or (b) any other corporation, person or other entity beneficially owning or holding, directly or indirectly, 25% or more of any class of voting or equity interests of the first corporation or any subsidiary or any corporation of which the first corporation and its subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 25% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, person or other entity whether through the ownership of voting securities, or by contract or otherwise.
     2.4 DAY Unless indicated otherwise, all references to “day” or “days” in this Agreement and all appendices thereto are to calendar days.
     2.5 DOCUMENTATION shall mean any and all written materials, drawings, and specifications, required for or incident to Purchaser’s use and operation of the PRODUCTS, including but not limited to, full descriptions of planning, installation, engineering, use, test, maintenance, analysis, repair, training, operation, and Purchaser ACCEPTANCE testing of the PRODUCT(S), together with any and all modifications,. revisions, additions, improvements or enhancements to the above.
     2.6 HARDWARE shall mean the Supplier’s hardware, firmware, additions, extensions, components, supplies, test equipment, apparatus and parts, as specified in this Agreement or in an Order, or which are integral to, or associated with the functioning and
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

performance of Supplier’s PRODUCT, including, without limitation, those set forth or otherwise identified in Appendix D and all other Appendices to this Agreement.
     2.7 NETWORK means a combination of interconnected, integrated telecommunications equipment owned, operated, licensed or leased by Purchaser or its customers, into which the Supplier’s PRODUCTS will be integrated, interoperating concurrently and as a whole for the purpose of the transmitting, switching and receiving signals, such as optical or electrical, containing voice messages, data, video or images, by wire, fiber or electromagnetic (i.e. through the air) means.
     2.8 NETWORK ELEMENTS means entities defined by the functionality of the functional groups they contain and by their interfaces.
     2.9 PRODUCT shall mean any or all HARDWARE, SOFTWARE, LICENSED MATERIALS or DOCUMENTATION provided or furnished by Supplier, including, without limitation, those set forth or otherwise identified in Appendix D and all other Appendices to this Agreement.
     2.10 SERVICES shall mean the engineering, installation, installation support, technical support, emergency technical assistance, training, and other related SERVICES associated with any Supplier’s PRODUCT which may be ordered hereunder, including, without limitation, those set forth or otherwise identified in Appendix D and all other Appendices to this Agreement.
     2.11 SOFTWARE shall mean on whatever media provided, a program, or programs, including switch operating systems and network management systems, and firmware or internal code fixed in, or otherwise incident to, the HARDWARE consisting of machine readable logical instructions and tables of information, supplied in object code form, including, without limitation, those set forth or otherwise identified in Appendix B and all other Appendices to this Agreement, which guide the functioning of a processor and which are required to provide Purchaser with the functional and operational performance capabilities and capacities specified in Appendix B or as may be identified in any Order, associated Appendices or other document or attachments associated with the Order. SOFTWARE as used in this Agreement does not include SOURCE CODE. Such programs include, but are not limited to, control programs, application programs, operating system programs, base-feature programs, optional-feature programs, and other programs related to the operation, administration and/or support of HARDWARE.
          2.11.1 RELATED DOCUMENTATION shall mean DOCUMENTATION, useful in connection with the SOFTWARE, such as but not limited to, flow charts, logic diagrams, program listing, program descriptions and
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

specifications; program listings and program descriptions shall incorporate high-level language-and programmer’s comments.
          2.11.2 LICENSED MATERIALS shall mean the SOFTWARE and RELATED DOCUMENTATION defined in Section 2.11 and Clause 2.11.1 including the firmware or internal code fixed in, or otherwise incident to, the HARDWARE and for which licenses are granted by Supplier under this Agreement.
     2.12 SOURCE CODE shall mean a computer program in the form of high-level language that generally is not directly executable by a processor.
     2.13 OPERATIONS SUPPORT SYSTEM (“OSS”) shall mean that software, interface hardware and processor that interfaces with the PRODUCT in the Purchaser’s Network and which (OSS) is required for the operation, administration and/or support (including but not limited to testing, surveillance, billing, provisioning and inventory) of the Purchaser’s Network.
     2.14 SYSTEM shall mean all components of the Supplier’s PRODUCT(S), purchased hereunder, functioning together, performing and interoperating as a fully integrated and efficient whole with itself and all other Supplier-provided switching, transport, transmission elements, other facilities and equipment in the Purchaser’s network (“OTHER SUPPLIER-PROVIDED EQUIPMENT”) in accordance with the SPECIFICATIONS contained in this Agreement or any Order(s) issued pursuant to this Agreement, including, without limitation, those set forth or otherwise identified in Appendix D and all other Appendices to this Agreement and the requirements and specifications relating to OTHER SUPPLIER-PROVIDED EQUIPMENT contained in the agreements pursuant to which Purchaser purchased such OTHER SUPPLIER-PROVIDED EQUIPMENT and all appendices thereto.
     2.15 WORK shall mean the provision of PRODUCT and DOCUMENTATION and the performance of SERVICES incident to this Agreement or any Order(s) issued pursuant to this Agreement, including, without limitation, those set forth or otherwise identified in Appendix B and all other Appendices to this Agreement.
     2.16 SPECIFICATIONS shall mean those specific requirements and detailed specifications set forth in the Appendix B.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

ARTICLE 3
AGREEMENT TO PURCHASE
     3.1 SCOPE OF AGREEMENT Purchaser agrees to purchase on an as-ordered basis and Supplier agrees to sell, PRODUCT(S)and SERVICES and to license SOFTWARE and RELATED DOCUMENTATION, when ordered by Purchaser in accordance with the terms and conditions stated in this Agreement at the prices identified in Appendix D. This Agreement is not intended and shall not be construed as a commitment on the part of Purchaser to purchase any PRODUCT(S)and SERVICES, or to purchase a license to any SOFTWARE and RELATED DOCUMENTATION from Supplier.
          3.1.1 APPLICATION OF AGREEMENT Supplier agrees that this Agreement shall govern all future purchases by Purchaser of those PRODUCT(S)and SERVICES set forth on Appendix D, as such Appendix may be amended or supplemented from time to time by the parties in writing during the term of this Agreement.
     3.2 TERM OF AGREEMENT This Agreement shall commence on the date first above written and, unless otherwise terminated pursuant to the provisions of this Agreement, shall continue for a three (3) year term. Thereafter, this Agreement shall be renewable at the option of Purchaser with notice to Supplier sixty (60) days in advance of the expiration date. This Agreement shall be effective for PRODUCTS and SERVICES ordered by Purchaser during the term and any extension thereof.
     3.3 INTERRELATIONSHIP WITH ORDERS Whenever the provisions of an Order conflict with the provisions of this Agreement, the typewritten provisions of the Order which have been mutually agreed upon by the parties in writing and which are not pre-printed as part of a form shall control and take precedence over the conflicting provisions of this Agreement, but only for purposes of such Order and, except for the conflicting provisions of such Order, the terms and conditions of this Agreement shall not be deemed to be amended, modified, canceled, or waived. Conflicting pre-printed provisions on the reverse or front of the forms belonging to either party shall be deemed deleted.
     3.4 GOVERNMENT CONTRACT PROVISIONS Orders placed pursuant to this Agreement containing a conspicuous notation that the PRODUCT is intended for use under government contracts shall be subject to the then current government provisions referenced thereon or in attachments thereto, unless Supplier rejects the Order in writing within the time limit specified in Section 9.1 hereof, entitled ORDERS, because of its unwillingness or inability to comply with the government provisions. In the event Supplier rejects such an Order, Purchaser retains the right to purchase the required product from an alternative supplier.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

     3.5 NON-EXCLUSIVE_MARKET RIGHTS It is expressly understood and agreed that this Agreement neither grants to Supplier an exclusive privilege to sell or provide to Purchaser any or all PRODUCTS or SERVICES of the type described in this Agreement which Purchaser may require, nor does it require the purchase of any PRODUCTS or SERVICES from Supplier by Purchaser. Supplier understands and agrees that Purchaser is free to and may contract with other manufacturers and Suppliers for the procurement of comparable PRODUCTS or SERVICES.
ARTICLE 4
SUPPLIER COMPREHENSIVE RESPONSIBILITIES FOR OVERALL PERFORMANCE
     Supplier represents, warrants and agrees that it has the full and final responsibility, duty and obligation to provide, perform, deliver and install, to the extent set forth in Appendix B the SYSTEM, PRODUCT and SERVICES as well as any ancillary services, facilities, and equipment, set forth any Order(s) issued by Purchaser and accepted by Supplier pursuant to this Agreement and further Supplier agrees and acknowledges:
1. that it recognizes that the SYSTEM, PRODUCT and SERVICES which are to be provided under this Agreement are vital to Purchaser and must be delivered and installed without interruption, delay, cessation or limitation and in full compliance with the scheduled developmental dates, and requirements set forth in the Order(s) perform in full compliance with the SPECIFICATIONS; and that in the event of any conflict or contention of whatever type or character between a Purchaser’s Order(s) for SYSTEM, PRODUCT and SERVICES and any order by a third party, Supplier shall satisfy and fulfill, and shall take any lawful action necessary, to satisfy and fulfill, the Purchaser’s Order(s) before it satisfies such third party Order(s);
2. that Supplier has and will maintain an organization staffed by optimally useful number(s) of qualified personnel, including “key personnel,” with the knowledge, skill and resources optimally useful to perform and complete the work and that there are and will be, no impediments to, or commitments legal, contractual or otherwise which impede Supplier’s timely performance and completion of the work or its capacity or capability to do so;
3. that should Supplier fail in its performance beyond the cures and remedies in this Agreement, the cost, and expense required to reprocure the SYSTEM, PRODUCT and SERVICES, and the time lost and the revenues income and profit jeopardized could be substantial and material;
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

4. that any such failure in Supplier’s full performance under this Agreement may under the circumstances set forth in this Agreement constitute a Default by Supplier which may result in Purchaser invoking remedies under this Agreement, including but not limited to as set forth in Article 19 hereof, entitled Default.
ARTICLE 5
ASSIGNMENT
     5.1 ASSIGNMENT BY PURCHASER Purchaser shall have the right to assign this Agreement or to assign its rights and delegate its duties, obligations or commitments under this Agreement, either in whole or in part, to any of its AFFILIATES, parent, and/or subsidiaries upon Notice to Supplier.
     No assignment pursuant to this clause shall either affect or diminish any rights or duties that Purchaser may then have as to PRODUCT ordered by, or SOFTWARE licensed to, Purchaser or delivered by Supplier prior to the effective date of the assignment or as to PRODUCT which is beyond the scope of the assignment. Upon the acceptance of the assignment and the assumption of the duties under this Agreement by the assignee, Purchaser shall be released and discharged, to the extent of the assignment, from all further duties under this Agreement.
     5.2 ASSIGNMENT BY SUPPLIER Supplier shall not assign any right or interest under this Agreement, or Orders issued pursuant to this Agreement, without the prior written consent of Purchaser, which shall not be unreasonably withheld, except with respect to Engineering and Installation Services, in which Purchaser may withhold its consent at its sole option. Any attempted assignment in contravention of the above provision shall be void and ineffective.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon—XEL
FLEXGROW
Contract No. C0302362

ARTICLE 6
DOCUMENTATION, SUPPLIER’S SPECIFICATIONS, INFORMATION,
RECORDKEEPING AND DISCLOSURE
     6.1 DOCUMENTATION Supplier agrees to furnish DOCUMENTATION including but not limited to the items set forth or otherwise identified in Appendix C and the terms and conditions stated within this Agreement, for the SYSTEM or PRODUCT(S) purchased hereunder, and any succeeding changes thereto, at no additional charge.
     Supplier shall be responsible for updating the DOCUMENTATION to incorporate subsequent updates and changes to SYSTEM or PRODUCT. Supplier shall maintain a list of persons and organizations of Purchaser, to whom the updates shall be provided. The updates and any subsequent changes shall contain a Supplier identification reference number and date of issue to facilitate administration. Such subsequent changes and updates shall be provided within a reasonable time of their respective effective dates, at no charge to Purchaser.
     Supplier grants Purchaser the right to make copies of DOCUMENTATION furnished under this Agreement for the exclusive internal use of Purchaser. If any DOCUMENTATION that is to be copied bears a copyright or proprietary notice, Purchaser shall reproduce the copyright or proprietary notice on all copies. Notwithstanding the preceding reference to proprietary markings, Supplier shall not provide Purchaser with any proprietary information unless previously agreed to in advance in writing.
     On a continuing basis Supplier shall provide, at no charge to Purchaser, Installation Alerts and Broadcast Warnings, PRODUCTS Change Notices, Engineering Change Notices, and documentation for changes to PRODUCT, non-conformance to SPECIFICATION, service affecting items, ACCEPTANCE failures, and installation issues. Such of the above referenced documents necessary to support PRODUCT Supplier shall provide during ACCEPTANCE and thereafter for a period often (10) years at no charge to Purchaser.
     6.2 SUPPLIER’S SPECIFICATIONS AND DRAWINGS Supplier’s standard commercial and/or technical specifications (including drawings) or other applicable documentation, approved by Purchaser relating to the SYSTEM and PRODUCT provided hereunder and listed in Appendix C shall be considered a part of the REQUIREMENTS DOCUMENTS. Supplier agrees to provide Purchaser, at no charge, a total of 20 copies of all such specifications and approved amendments thereto, as issued.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

     6.3 PERIODIC REPORTS Supplier agrees to render, at such times as may mutually be agreed upon by the parties, at no charge to Purchaser and in formats acceptable to Purchaser, those of the following reports, as may be mutually agreed to by the parties, applicable to the PRODUCTS and SERVICES contemplated by this Agreement:
1.	Actual or Potential Event Reports

2.	Repair & Replacement Reports

3.	Outstanding Engineering Complaints and EC Tracking Reports

4.	Reliability and Quality Measurements Product Performance Reports

5.	Summary Product Troubles Reports

6.	Monthly Custom Product Development Reports

7.	Monthly Production Schedule Reports

8.	Monthly Committed Feature Status Reports

9.	Software Development Tracking Reports

10.	Quarterly Subcontractor Reports

11.	Organization charts

12.	Weekly Impact/Issues Report

13.	Monthly Quality Performance Reports

14.	Quarterly Diversified Supplier Subcontracting and Second Tier Reports

15.	Diversified Supplier (MWBE) Utilization Reports

16.	NTF (No Trouble Found) Summary Reports

17.	Quarterly Continuous Improvement Reports

18.	Change Order Reports

19.	Summary of Technical Support Calls

20.	Document Distribution List

21.	Consignment Inventory Reports

22.	Monthly Shipment and Order Reports
     In connection with the Monthly Order Reports, listed above as No. 22, Supplier will provide to Purchaser by the tenth day of each month a report of Purchaser’s purchasing activity hereunder. The format of this report shall be mutually agreed upon by both parties. To the extent information is available to Supplier from Purchaser’s purchase orders, Supplier’s report will identify at a minimum: (i) the ship to location (state or district), (ii) Purchaser’s Job or TEO number, (iii) company placing order, (iv) order date, (v) agreed to ship date, (vi) actual ship date, for completed orders, (vii) quantity of PRODUCT ordered and shipped (plug-ins, HARDWARE, misc.), and (viii) dollar value for each order.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose, this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

     Supplier agrees to render other periodic reports for service affecting conditions or other conditions that affect the operational and administrative procedures of Purchaser, or as otherwise reasonably requested by Purchaser.
     In the event Supplier fails to specify in writing any problem (an “Unidentified Problem”) each week in the appropriate Weekly Impact/Issues Report, listed above as No. 12, it shall be conclusively presumed for the purposes of this Agreement that no problem arose during such week and Supplier shall not be entitled to rely upon such Unidentified Problem as a basis for failing to complete any WORK as required by this Agreement. Except by operation of such conclusive presumption, submission by Supplier of Weekly Impact/Issues Reports pursuant to this Section 6.3 shall not alter, amend or modify Purchaser’s or Supplier’s rights or obligations pursuant to any provision of this Agreement.
     6.4 RECORDS AND AUDIT Supplier shall maintain, in accordance with standard recognized accounting practices, accurate and complete records as are necessary to enable Supplier to demonstrate full compliance with all of the Terms and Conditions of this Agreement Supplier shall maintain such records for a period of seven (7) years from the date of termination of this Agreement.
     Supplier agrees to provide reasonable supporting documentation concerning any disputed amount(s) within twenty (20) days after Purchaser provides written notification of the dispute to Supplier.
     Purchaser and Supplier shall mutually agree upon an independent auditor who, at Purchaser’s option, shall audit Supplier’s records of Supplier’s transactions with its other commercial customers (provided that the identity of such other commercial customers shall not be disclosed to Purchaser) for verification of comparable pricing and other commercial elements in accordance with Section 7.3 hereof, entitled MOST FAVORED NATION and Supplier’s compliance with all other provisions of this Agreement. Supplier shall be responsible for all audit/ verification expenses should the audit reveal or determine that there is a deficiency or violation of Section 7.3 hereof, entitled MOST FAVORED NATION. At Purchaser’s request, the independent auditor shall have access to the Supplier’s records, for purposes of audit during normal business hours during the term of this Agreement and during the respective periods in which Supplier is required to maintain such records. The accuracy of Supplier’s billing shall be determined from the results of such audits.
     6.5 COMPATIBILITY INFORMATION Compatibility Information is that technical information, including but not limited to software interfaces, required to design equipment and/or software which is functionally interconnectable with the PRODUCT supplied by Supplier hereunder. For a period of seven (7) years after providing such
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

PRODUCT, Supplier shall supply such Compatibility Information to such PRODUCT to Purchaser within thirty (30) days of a request from Purchaser.
     6.6 NETWORK INTERCONNECTION INFORMATION As used in this section, “Network Interconnection Information” is that information with regard to Supplier’s PRODUCTS, which Purchaser is required to provide to requesting persons, or as to which Purchaser is required to provide public notice, pursuant to applicable law and/or government rules, regulations, or orders, including, but not limited to, 47 USC § 251(c)(5) and the rules, regulations and orders of the Federal Communications Commission, including, but not limited to, 47 USC §§ 51.305,51.307,51.325 through 51.335,64.702(d)(2), or 68.110(b). In establishing the information that is Network Interconnection Information, Purchaser and Supplier agree to cooperate with one another in good faith to establish the specific items of information that constitute Network Interconnection Information.
     Supplier shall provide all Network Interconnection Information to Purchaser. Network Interconnection Information shall not be deemed to be proprietary or confidential information of Supplier or Supplier’s suppliers and Purchaser shall have the right to disclose the Network Interconnection Information to any person on a non-confidential and non-proprietary basis and without Purchaser or the recipient being obligated to make any payment to Supplier or Supplier’s suppliers in connection with the Network Interconnection Information.
     Supplier agrees to make available all Network Interconnection Information to any person requesting such information, within thirty (30) days of receipt of a request from any such person. Supplier shall notify Purchaser within five (5) days of both Supplier’s receipt of a request for Network Interconnection Information and Supplier’s response to such request.
     In the event that Supplier fails to disclose Network Interconnection Information to the requesting person within thirty (30) days after receiving the request, Purchaser shall have the right to request a government agency or judicial authority of appropriate jurisdiction, at Supplier’s expense, to determine whether the requested information must be disclosed.
     In the event that a person requesting Network Interconnection Information challenges before a government agency or a judicial authority a refusal by Supplier to provide such Network Interconnection Information, Purchaser and Supplier shall reasonably cooperate with one another at their own respective cost and expense in responding to such challenge.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

     In the instance where an order from an appropriate government agency or judicial authority requires the disclosure of any portion of requested Network Interconnection Information, Supplier shall disclose such Network Interconnection Information under such terms, conditions and prices as shall have been directed by the agency or authority, or if terms, conditions and prices have not been directed by the agency or authority, then pursuant to terms, conditions and prices which are (a) commercially reasonable, and (b) permit Supplier to meet its obligations under applicable law and government rules, regulations and orders.
     In the event of Supplier’s failure to disclose Network Interconnection Information, Purchaser shall have the right to return to Supplier any PRODUCT delivered to Purchaser which Purchaser is unable to use as a consequence of Supplier’s failure to disclose Network Interconnection Information. Supplier shall refund to Purchaser the full purchase price paid by Purchaser for any such returned PRODUCTS.
     Supplier’s obligations under this section, entitled NETWORK INTERCONNECTION INFORMATION, shall remain in effect for the term of this Agreement or the term of the most recent warranty remaining of any PRODUCTS purchased by Purchaser under this Agreement, whichever is greater.
     6.7 DISCLOSURE OF POTENTIAL OR ACTUAL DEFECTS Supplier acknowledges and understands the critical importance to Purchaser of avoiding network or other service degradation, adverse publicity regarding its network services, or the deterioration or breach of the security of Purchaser’s telecommunications facilities or network.
     For purposes of this section, “Event” shall mean
1.	any malfunction of the PRODUCTS or any failure of the PRODUCTS to conform to the SPECIFICATIONS of Purchaser, or the specifications of Supplier, or the specifications of any other purchaser or user of the PRODUCTS;

2.	actual failures or impaired functioning of the PRODUCTS resulting in the disruption of any service provided by telecommunications facilities, including but not limited to network access, to Purchaser, to customers of Purchaser or of any other purchaser or user of the PRODUCTS for a period of ten (10) uninterrupted minutes per occurrence;

3.	potential, suspected or actual defects in design and/or manufacturing of the PRODUCTS which are or should be known by Supplier regardless of whether such potential, suspected or actual defects in design and/or manufacturing have resulted in any actual malfunctions or failures of the PRODUCTS, and which have
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

the potential of causing the disruption of any service provided by telecommunications facilities, including but not limited to network access, to Purchaser, to customers of Purchaser, or of Supplier, or of any other purchaser or user of the PRODUCTS for a period of ten (10) uninterrupted minutes per occurrence; and,

4.	uses of the PRODUCTS in combination with other goods, products, or services, whether those of Supplier or others, where such combined usage could be reasonably predicted to or actually does result in failure or impaired functioning of the PRODUCTS which cause, or have the potential of causing, the disruption of any service provided by telecommunications facilities, including but not limited to network access, to Purchaser, to customers of Purchaser, or of Supplier, or of any other purchaser or user of the PRODUCTS for a period of ten (10) uninterrupted minutes per occurrence.
     Supplier agrees to identify and compile reports concerning any actual or potential Events. Supplier further agrees to notify Purchaser at the address below of the occurrence of any Event within eight (8) hours of Supplier’s first knowledge of the Event.
Sourcing Process Leader
Verizon Corporate Sourcing
240 East 38th Street, 14th Floor
New York, NY 10016
(212) 338-6789
     Such notification shall include any and all actions taken by Supplier, its agents, and contractors and by the owner or user of the PRODUCTS which are subject to the Event. Within forty-eight (48) hours after such notification, Supplier shall provide Purchaser with a complete and detailed written description of the following:
1.	activities which led up to or preceded the Event;

2.	the cause or causes of, including any and all known contributing factors to, the event;

3.	any and all actions taken by Supplier, its agents, and contractors, and by the owner or user of the PRODUCTS which are subject to the Event to control;

4.	the date the Event will be resolved, and;

5.	any and all measures which can be reasonably taken to avoid the occurrence of the Event in Purchaser’s PRODUCTS.
     Supplier shall continue to provide these written descriptions to Purchaser every forty-eight (48) hours until such time as the Event has been successfully resolved or until Supplier and Purchaser agree on their discontinuance.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

If requested by Purchaser, Supplier shall provide identical descriptions to Telcordia’s National Control Center or such other place of Purchaser’s agent specified by Purchaser.
          The occurrence of any Event and subsequent failure by Supplier to fulfill its obligations under this section shall be a material breach of this Agreement. The reporting of an Event by Supplier to Purchaser as provided herein shall not relieve Supplier of any of its obligations or liabilities under this Agreement.
     6.8 DISCLOSURE Supplier represents that it has disclosed, and will continue to disclose, any issue, element, factor, cause of action, claim or event incident to its Proposal or the technology upon which the PRODUCT, SERVICES or SYSTEM is based, which if disclosed would be likely to have a significant adverse impact upon Purchaser’s decision to accept such Proposal or the technology upon which the PRODUCT, SERVICES or SYSTEM is based.
ARTICLE 7
PRICES AND TERMS OF PAYMENT
     7.1 PRICES PRODUCTS and SERVICES will be furnished by Supplier in accordance with the prices stated in Appendix D. All costs and prices identified are inclusive of the Appendices hereto as well as all terms and conditions of this Agreement. Such prices shall be applicable to Orders issued to Supplier by Purchaser at the location and by the method agreed to by the parties. Supplier shall strive during the Term to reduce prices for all PRODUCT and SERVICES in accordance with the goal of Continuous Improvement.
          7.1.1 INCREASE DURING TERM Supplier shall not, during the effective term of this Agreement, increase the prices for any prices for such PRODUCT or SERVICES specified in Appendix D.
          7.1.2 REDUCTIONS Price reductions may be initiated by Supplier at any time.
          7.1.3 PRICE COMMITMENT During the effective term of this Agreement, prices for PRODUCTS and SERVICES not specified in Appendix D Supplier shall provide a Price Commitment for each Order entered by Purchaser and accepted by Supplier for PRODUCTS and SERVICES and/or Services according to the following schedules or as mutually agreed to by Purchaser and Supplier:
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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1. For Services only, Supplier shall provide the Price Commitment six (6) weeks after the Order placement date but in no event later than thirty (30) days prior to the date of the first invoice.
2. If Supplier is also providing PRODUCT, Supplier shall provide the Price Commitment eight (8) weeks prior to the scheduled PRODUCT main ship date but in no event later than thirty (30) days prior to the date of the first invoice.
3. For short interval Orders, i.e., less than Supplier’s published standard intervals as specified in Appendix E, the Price Commitment must be received prior to issuance of the applicable invoices.
     If Supplier provides a mechanized detailed summary, the associated data layouts must conform to American National Standards Institute (ANSI) standards as interpreted by the Telecommunications Industry Forum (TCIF) and Purchaser’s supplements to these standards and must be provided in the same format as the mechanized invoice and transmitted in a mode specified by Purchaser.
     If the mechanized detailed summary is in addition to a manual (paper) summary provided with the Price Commitment, the mechanized summary must be provided no later than thirty (30) days prior to the date of the first invoice. If provided in lieu of a manual (paper) process, the mechanized detailed summary must be provided in accordance with the dates specified for the Price Commitment.
     This Price Commitment must reflect any and all applicable discounts and include the following:
1. A detailed summary of PRODUCT including SOFTWARE to be provided. This detailed summary must include prices at the “Retirement Unit/Property Record level” (individual items of PRODUCT having unique functions and identity) as prescribed in FCC Rules and Regulations for class “A” Telephone Companies, coded per Telcordia publication TR-ISD-000325 (formerly PUB 52004) and furnished in a format suitable for direct entry into Purchaser’s applicable mechanized system.
2. Each Service must be priced in sufficient detail to identify costs directly associated with additions, removals, rearrangements and modifications as well as to provide costs for each component of the SERVICES (e.g., Installation — hauling, hoisting, warehousing; Engineering —drafting, computer services.)
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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          7.1.4 CONTINUOUS IMPROVEMENTS Supplier and Purchaser shall identify and mutually agree on areas for Supplier’s continuous improvement in quality and service over the term of this Agreement and Supplier shall afford Purchaser the ability to realize such improvements. Supplier and Purchaser will meet at least once every six (6) months to assess Supplier’s progress towards implementation of continuous improvement.
          7.1.5 NEW TECHNOLOGY REPLACEMENT Purchaser and Supplier recognize that Supplier may develop and market new PRODUCTS (“New Technology”) that are designed to enhance or replace the PRODUCTS provided for in this Agreement. Supplier agrees to include the New Technology as part of its PRODUCT offerings within the terms provided for in this Agreement, at prices to be mutually agreed to by the parties for comparable, successor, or substitute features and functionality for PRODUCT or Purchase volumes stated within this Agreement, subject to the following:
1. Supplier shall strive during the Term to reduce prices for all PRODUCT and SERVICES in accordance with the goal of Continuous Improvement.
2. New Technology shall only be furnished to Purchaser pursuant to a written amendment hereto and in accordance with Section 11.2 hereof, entitled CHANGES TO HARDWARE OR SOFTWARE/PRODUCT CHANGE NOTICES (PCN’s), including the notice requirements therein, except that price reductions may be made at any time.
3. In the event New Technology will cause the Supplier to incur greater per-unit costs compared to current PRODUCT but will offer substantially increased capacity or features which will allow Purchaser to reduce its total costs or offer more services such that Supplier believes a price increase is justified, then:
3(i). Supplier shall provide to Purchaser a written detailed explanation of such proposed price increase including a breakdown of the additional costs incurred by the Supplier in providing such PRODUCT and how such additional features or capacity shall help reach the goal of Continuous Improvement.
3(ii). Supplier shall ensure continued availability of the current PRODUCT during the Term at the same or lower price as stated in Appendix D unless otherwise agreed to pursuant to a written amendment to this Agreement
4. All such proposed changes to Appendix D shall be subject to Purchaser’s written Agreement evidenced by a written amendment to this Agreement.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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          7.1.6 NEW TECHNOLOGY ADDITIONS Supplier may propose the addition of New Technology to Appendix D which is not intended to replace or upgrade current PRODUCT (“New Technology Addition”). Supplier shall provide a detailed written explanation of how such New Technology Addition will meet the joint goal of Continuous Improvement. All proposed New Technology Additions shall only be furnished to Purchaser pursuant to a written Amendment to this Agreement or pursuant to a separate written agreement between the parties.
     7.2 FIRM PRICE QUOTE Purchaser may utilize the Firm Price Quote (FPQ) for any PRODUCT or SERVICES desired including, but not limited to, initial installations, major rearrangements, Engineering, Installation Services, major equipment removals or provisioning of complex systems. Purchaser will solicit an FPQ from Supplier utilizing Supplier provided questionnaire or a complete description of the PRODUCT and/or SERVICES requested six (6) weeks prior to the date the Order is to be placed in accordance with the intervals to be mutually agreed upon at the time of the FPQ.
     Supplier shall analyze the completed questionnaire and/or request and provide to Purchaser an FPQ consistent with Purchaser’s requirements within four (4) weeks of receipt of such questionnaire/request. The FPQ shall be detailed and classified as to PRODUCT and/or SERVICES. Also included with the FPQ shall be a proposed job schedule.
     Purchaser shall review the FPQ and accept or reject such quote within two (2) weeks after receipt from Supplier. If the FPQ is acceptable to Purchaser, Purchaser shall submit to Supplier an Order confirming ACCEPTANCE of such FPQ. Other necessary engineering information shall be exchanged prior to the scheduled ship date as mutually determined.
          7.2.2 EXCLUSIONS Exclusions from proposals or firm price quotes shall be limited to work operations for which Purchaser is unable to provide quantity until job start, such as the number of cross-connections. Supplier shall acknowledge all such exclusions in the proposal or firm price quote and include unit rates for all exclusion items.
     7.3 MOST FAVORED NATION Supplier represents that all of the prices, warranties, benefits, terms and conditions granted to Purchaser by Supplier hereunder will be as favorable as the prices, warranties, benefits, terms and conditions granted to Supplier’s other commercial customers under like or similar circumstances.
     If at any time during the term of this Agreement, Supplier shall offer more favorable prices, warranties, benefits, terms, or conditions for substantially the same or similar PRODUCT or SERVICES as those provided hereunder, then:
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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1. Supplier shall, within thirty (30) days after the effective date of such offering, notify Purchaser of such fact in accordance with Section 27.11 hereof, entitled NOTICES, and offer Purchaser the more favorable offering and negotiate any additional differentiating factors; and
2. this Agreement and all applicable Orders shall be deemed to be automatically amended, effective retroactively to the effective date of the more favorable offering, and Supplier shall provide the same prices, warranties, benefits, terms and conditions to Purchaser; and
3. Purchaser shall have the right to decline to accept the offering, in which event such automatic amendment shall be deemed to be void.
          Supplier’s compliance with this clause shall be subject, at Purchaser’s option, to independent verification in accordance with the Section 6.4 hereof, entitled RECORDS AND AUDIT.
     7.4 TERMS OF PAYMENT
7.4.1	INVOICES FOR PRODUCT Supplier’s invoice for PRODUCT shall be paid net) thirty (30) days from date of invoice, but in no event shall any invoice be dated prior to shipment.

7.4.2	INVOICES FOR SERVICES Supplier’s invoice for SERVICES shall be paid net thirty (30) days from receipt of invoice, but in no event shall any invoice be dated prior to completion and ACCEPTANCE of SERVICES.

7.4.3	DISTINGUISH PAYMENT AND ACCEPTANCE Payment by Purchaser of such invoices does not mean or imply that the PRODUCT has been accepted and does not impair or limit in any way Purchaser’s full rights and remedies of ACCEPTANCE which shall be and remain as set forth in Article 13 hereof.

7.4.4	INVOICES FOR FIRM PRICE QUOTES With respect to invoices for charges associated with Price Commitment or Firm Price Quotes, Supplier agrees to invoice Purchaser the applicable price(s), charges and fees, as reduced by any applicable discounts, according to the following schedules or as mutually agreed to by Purchaser and Supplier:
(1) One hundred percent (100%) of the charges for Services may be invoiced upon completion of such Services to the satisfaction of the Purchaser.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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(2) One hundred percent (100%) of the charges for the PRODUCT shipped, including associated transportation charges, invoiced upon shipping date.
     With respect to invoicing for SERVICES, Supplier agrees to render invoices to Purchaser monthly, but not prior to the performance and ACCEPTANCE of said SERVICES.
     With respect to invoicing for PRODUCT which is not associated with a Price Commitment or Firm Price Quote, Supplier agrees to invoice Purchaser the applicable price(s), charges and fees, as reduced by any applicable discounts on the date of shipment of such PRODUCT.
     Supplier agrees to render separate invoices for each shipment or Order in duplicate unless otherwise specified.
     Supplier shall render a “Records Only” final invoice within ninety (90) days of job completion for each Order hereunder indicating that the Purchaser should expect no further billing for the Order. Supplier shall not render invoices subsequent to the final invoice without prior written approval from Purchaser.
     Whether manual or mechanized, the invoice must contain the same information as the detailed summary of Material furnished with Price Commitment/Firm Price Quote. If the Supplier desires to issue mechanized invoices, the mechanized invoice must conform to ANSI/TCIF Standards and Purchaser’s supplements to these standards and transmitted in a mode specified by Purchaser.
     7.5 BILLING VERIFICATION AND AUTHORIZATION FOR PAYMENT PROCESS (“BVAPP”) Whenever Purchaser issues an Order, the identification number of which is prefaced by the letter “B,” the provisions of this clause “BVAPP” shall apply. The required procedures and elements of BVAPP are listed in Appendix F. Whenever the provisions of this clause conflict with any other clause in this Agreement, the provisions of this clause shall prevail.
     Supplier shall code central office equipment and render billing as directed by Purchaser.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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ARTICLE 8
TITLE, TRANSPORTATION & CONSIGNMENT
     8.1 TITLE AND RISK OF LOSS Title and risk of loss or damage to PRODUCT purchased by Purchaser under this Agreement, or an Order issued pursuant to this Agreement, shall vest in Purchaser on FOB, Origin or Origin Collect (OC) terms.
     If an Order requires additional SERVICES, such as unloading, hoisting and rigging, installation or ACCEPTANCE testing to be performed by Supplier, Supplier shall be responsible for loss or damage to the PRODUCT until such SERVICES have been performed. Responsibility for such loss or damage shall be governed by Article 21 hereof, entitled LIABILITY AND INSURANCE.
     When purchasing PRODUCT for shipment directly to an AFFILIATE, Purchaser shall be acting solely as a purchasing agent for the AFFILIATE to which the PRODUCT is to be shipped and title shall pass directly to that AFFILIATE. Similarly, should an Order be issued by an AFFILIATE and accepted by Supplier, title to direct ship PRODUCT shall pass from Supplier directly to the applicable AFFILIATE(s). Under both circumstances, the receiving AFFILIATE shall be entitled to all of the rights otherwise afforded to Purchaser under this Agreement.
     8.2 F.O.B., Origin PRODUCT ordered by Purchaser’s PICS organization (for example “B-P” or “B-A” Order numbers) or Material Distribution organization (CAPP Order numbers) and Purchaser’s Engineering organizations (“TEO” Order numbers) shall be shipped by Supplier, F.O.B., Origin shall be shipped by Supplier, F.O.B., Origin from Supplier’s nearest facility capable of meeting Purchaser’s requirements using the most cost effective common carrier (rail, truck air or freight forwarder) with transportation charges prepaid by Supplier and added as a separate item to the invoice to be paid by Purchaser, net of all discounts, rebates, etc. received by Supplier from the carrier. For shipments less than 150 pounds, Supplier shall use its approved small package transportation company. Appendix J sets forth such approved shipping procedures.
     Supplier will use its best effort to ship via its most cost effective method.
     Deviations from these instructions must be authorized by Purchaser’s Transportation Organization. Excess transportation charges resulting from Supplier’s failure to comply with these instructions will be billed back to Supplier.
     In no event will Purchaser be liable for Premium shipping modes unless previously authorized. Shipping and routing instructions may be altered, orally or in writing, as mutually agreed upon by Supplier and Purchaser. If requested by Purchaser, Supplier agrees
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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to substantiate such charges by providing Purchaser with the original freight bill or a copy thereof.
          When Purchaser instructs Supplier to ship origin collect (OC), Supplier will ship PRODUCT via the carrier designated by Purchaser.
          8.3 SCHEDULES Supplier shall establish standard and expedited delivery schedules for the PRODUCT and SERVICES to be furnished under this Agreement as set forth in Appendix E
               8.3.1 ACCELERATED DELIVERY In the event that an accelerated delivery schedule is required by Purchaser in an interval less than that as established for an expedited delivery (“Accelerated Delivery”), Supplier shall comply with such requirements to the best of Supplier’s commercially reasonable ability.
               8.3.2 NOTICE OF DELIVERY Supplier shall give written notice of delivery to Purchaser at least fifteen (15) days prior to the scheduled date of delivery of PRODUCT and SERVICES, assuming the Order is placed at least seventeen (17) days in advance of the requested date for delivery.
               8.3.3 ANTICIPATORY FAILURE TO MEET DELIVERY SCHEDULE In the event that the scheduled date of delivery will not be met, Supplier shall, within two (2) days notify Purchaser as stated in Section 27.11 hereof, entitled NOTICES.
          8.4 SHIPPING AND BILLING Unless instructed otherwise by Purchaser, Supplier shall, for Orders placed hereunder: (1) deliver entire quantity of items ordered; (2) ship to the destination designated in the Order in accordance with specific shipping instructions; (3) ensure that all subordinate documents bear Purchaser’s Order number; (4) enclose a packing memorandum with each shipment and when more than one package is shipped, identify the one containing the memorandum; (5) mark Purchaser’s Order number on all packages and shipping papers; (6) render itemized invoices in duplicate, or as otherwise specified, showing Order number; (7) render separate invoices for each shipment or Order; (8) invoice Purchaser by mailing or otherwise transmitting invoices, bills and notices to the billing address on the Order after shipment of PRODUCT. Shipping and routing instructions may be altered in writing, as mutually agreed by Supplier and Purchaser.
          Supplier’s invoicing for SOFTWARE license fee and Application System must reflect a differentiation between operating system SOFTWARE license fee and applications SOFTWARE, according to the FCC mandated Uniform System of Accounts; Part 32 of the FCC Rules and Regulations.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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          In addition, Supplier agrees to provide invoices that include priced units of PRODUCT for use in the Continuing Property Record, the requirements of which shall be specified by Purchaser.
          8.5 SHIPPING SCHEDULE The shipping schedule applicable to each Order will be that set forth in the Order or any Change Order, if applicable. Supplier agrees not to ship PRODUCT prior to the agreed-upon shipping schedule. Any variation from the foregoing must be agreed upon by the parties in writing.
          8.6 INEXCUSABLE DELAY In the event Supplier fails to meet the agreed-upon delivery date of PRODUCT or the agreed-upon completion date for SERVICES and fails to cure such failure within any applicable cure period herein, then Supplier shall be considered in breach of contract and subject to default and Purchaser, at its option, may proceed in accordance with Article 19, entitled DEFAULT.
          8.7 NOTICE OF DELAY Supplier, having agreed to the delivery date and/or completion date, whichever is applicable, for any combination of PRODUCT or SERVICES incorporated into Purchaser’s Order, further agrees to notify Purchaser in accordance with Section 27.11 hereof, entitled NOTICES, as soon as any foreseeable delay in that date becomes known to Supplier.
          8.8 PACKING Adequate protective packing and any special packing required by law or governmental regulation for domestic shipment shall be furnished by Supplier at no additional charge for PRODUCT purchased, repaired, replaced or refurbished hereunder.
          The Supplier shall adhere to the following requirements for packaging of PRODUCT:
1.	ME-000047NX, Purchaser’s Specification, “Packing, Packaging and Palletization”, Issue 7, November 1991.

2.	GR-1421-CORE, Bell Communications Research Generic Requirements, “ESD-Protective Circuit Pack Containers”, Issue 2, June 1995. Conditional/Objective Requirements CR4-33, O4-34, O4-41, O4-42, O4-54, CR4-56, and O4-57 shall be required.
          In addition, all electronic plug-ins shipped separately from their associated frames or mountings must be packaged at no additional charge using electrostatic shielded packaging. Electrostatic shielded packaging is defined herein as packaging that meets the requirements in the sections marked as “Requirements” and “Conditional Requirements” as prescribed in GR-1421-CORE, Issue 2,1995 (“Generic Requirements for ESD Protective Circuit Pack Containers”) with the following exceptions:
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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1. Section 4.6 and section 2.13.5: Purchaser does not require flame retardancy in packaging.
2. Section 4.10.2: This section is a Purchaser requirement with an additional requirement that the package contain an area to apply a TCIF standard 4”x 6” adhesive label.
3. Section 4.10.4: This requirement is changed to read “Document Storage - Any documents shipped with circuit packs must be enclosed in ESD protected material or isolated from the circuit pack.”
          The Technical Advisory TR-NWT-000870 entitled “Electrostatic Discharge Control in the Manufacture of Telecommunications Equipment” shall be used as the model for ESD control techniques.”
          8.9 MARKING All PRODUCT and/or related packaging furnished hereunder shall be marked for identification purposes with:
1. Model/part number and serial number, if applicable
2. Month and year of manufacture
3. Identification codes specified in Bell Communications Research Practices:
(1) GR-485-CORE, Issue 1, June 1994, entitled “Common Language Equipment Coding Processes and Guidelines”
(2) TR-TAP-000383, Issue 4, July 1989, entitled “Generic Requirements for Common Language Bar Code Labels”
4. Containers of MATERIAL shall be marked in accordance with the requirements set forth in SR-NWT-2759, Issue 3, January, 1995, entitled “A View of Packaging, Packing, Palletization and Marking Requirements”.
5. If applicable, Supplier shall show the SSI# (nine digit number for the PRODUCT) on all preliminary and final packaging, packing slip, and invoices. The SSI# shall be shown directly above the identification marking in the same size print.
6. Other identification which might be requested by Purchaser.
7. In addition Supplier agrees to adhere to the following:
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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(1) NX-00008TRG, Purchaser’s Specification, “Marking Specification”, Issue 7, September 1993.
(2) NX-00138TRG, Purchaser’s Specification, “PRODUCT Marking Specification”, Issue 1, September 1993.
(3) ST-STS-000124, Bell Communications Research Technical Reference, “Common Language Codes for Frame Identification”, Issue 1, February 1989.
(4) TR-STS-000383, Bell Communications Research Technical Reference, “Generic Requirements for Common Language Bar Code Labels”, Issue 5, January 1991.
(5) GR-485-CORE, Bell Communications Research Generic Requirements, “Common Language Equipment Coding Processes and Guidelines”, Issue 2, October 1995.
(6) QPS 94.890, Bell Communications Research Quality Program Specification, “Common Language Equipment Identification (CLEI)/Bar Code Labels”, Issue 4, February 1990.
          8.10 BAR CODE PACKAGE LABELING Supplier shall label all unit, intermediate and shipping containers in accordance with:
(1)	The following Telecommunications Industry Forum (TCIF) specifications:
     a. Shipping and Receiving Transaction Bar Code Label specification, BC/93-001;
     b. Implementation Guideline to Package Labeling, BC/93-002;
     c. Product Package Label Specification, BC/89-003;
     d. Guideline for Identification and Bar Code Labeling of Cable Reels (8/91), if applicable; and,
(2)	Purchaser’s specification:
          Packaging, Packing, Palletization and Marking Requirements, specification SR-NWT-002759.
          Copies of the TCIF specifications may be obtained from TCIF/ATIS, 1200 G Street, N.W., Suite 500, Washington, DC 20005, 202-434-8844. A copy of the Purchaser’s specification may be obtained from Purchaser. Failure by Supplier to obtain said specifications shall not excuse Supplier from complying with this section.
Supplier shall bar code all central office equipment which Supplier installs, moves, removes, audits or otherwise handles (“handles”) in accordance with Verizon standards. For Verizon
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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West (fGTE), those standards are set forth in Practices 007-220-001 (COE Bar Code Methods and Procedures), 007-220-002 (COE Bar Code Equipment Movement Tracking Procedures), and 007-220-003 (COE Bar Code Laptop Program Procedures) which may be referenced on the Verizon COEI Web Site at www22.verizon.com/documents/unpublished/coei/practices/. For Verizon East (fBA) standards are set forth in Document Number 2002-002-COE and the ATS Equipment Installation Vendor Guide, which may be referenced on the Verizon Vendor Web Site at www.bellatlantic.com/coe_practices. Hereinafter, collectively Verizon West and Verizon East standards shall be referred to as “the instructions.” If Supplier handles central office equipment that requires bar-coding under the instructions, Supplier shall ensure that each specific equipment item has an acceptable serial number label applied, scanned and uploaded into the central office equipment property/central office equipment model (COEP/COEMOD) database. Supplier shall be responsible to ascertain if bar-coding is required for each job, and if the required bar-coding is to comply with the Verizon East (fBA) or the Verizon West (fGTE) requirements. Assistance can be obtained from the appropriate Verizon/Supplier representative or the Verizon Help Desk.
Supplier shall be solely responsible to obtain the appropriate training for the serialization program and shall inform VERIZON in writing that it has done so. Upon VERIZON’s request, Supplier shall provide reasonable documentation of such training. Supplier shall be solely responsible to obtain their own bar-coding equipment and may order the required equipment from Verizon’s suppliers. Supplier must obtain all equipment and software before attending any training course provided through Verizon.
ARTICLE 9
ORDERS
          9.1 ORDERS Any written Order or statement of work (“Order”) issued by Purchaser or its AFFILIATE(s) for PRODUCT and SERVICES which reference this Agreement, shall be deemed to be placed under and incorporate the terms and conditions of this Agreement.
          An Order for the purchase of PRODUCT and SERVICES shall be written on a Purchaser’s Purchase Order form and shall contain the following:
1. The incorporation by reference of this Agreement, except that Purchaser’s failure to specifically incorporate or identify the number of this Agreement on any Order shall in no manner affect the applicability of these terms and conditions;
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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2. A complete list of the PRODUCT and SERVICES to be purchased specifying quantity, type, model, feature, description and purchase price, or, if applicable, a completed Supplier-provided questionnaire;
3. The locations at which the PRODUCT and SERVICES will be delivered or installed and to which invoices shall be forwarded;
4. The dates by which the PRODUCT and SERVICES are (a) to be shipped or performed and (b) installed or completed and ready for use;
5. Any other special terms and conditions agreed upon by the parties.
     Orders placed for PRODUCT and SERVICES which are consistent with the terms and conditions of this Agreement, shall be deemed accepted by Supplier unless written notice to the contrary is received by Purchaser or its AFFILIATE(s) within ten (10) business days of Supplier’s receipt of Order.
     Orders under this Agreement may from time to time be sent to Supplier by any of Purchaser’s present or future AFFILIATES as are identified in writing. Unless otherwise specified in writing, all provisions of this Agreement shall apply to all written Orders for PRODUCTS and/or SERVICES specified herein.
     Supplier shall accept Purchaser’s Orders on any of the following bases:
1.	Standard interval Orders for PRODUCT and/or SERVICES in accordance with prices and ordering intervals contained herein, or where such prices do not exist, then at prices agreed to by Purchaser and Supplier; or

2.	Short interval Orders for PRODUCT and/or SERVICES required in less than standard intervals at prices and intervals agreed to by Purchaser and Supplier; or

3.	Accepted Firm Price Quote (FPQ), in accordance with Section 7.2 hereof, entitled FIRM PRICE QUOTE; or

4.	Accepted Price Commitment in accordance with Clause 7.1.3 hereof, entitled PRICE COMMITMENT.
     If Supplier is unable to accept any Order(s) or change to an Order(s), Supplier shall provide Purchaser and/or its AFFILIATES with a written, verbal or electronic notice of non-acceptance within ten (10) days of receipt of the Order(s). Supplier’s notice of non-acceptance shall state the modifications consistent with the terms of this
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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Agreement necessary to make it acceptable. The proposed modifications shall not be binding upon Purchaser until accepted by Purchaser in writing.
     Purchaser and its AFFILIATES shall have the right to change the locations at which the PRODUCT and SERVICES will be delivered or installed and/or to which invoices shall be forwarded at least 3 days prior to shipment at no additional cost to Purchaser and/or its AFFILIATES. Supplier shall accept such changes and forward a written acknowledgment of such changes to Purchaser or its AFFILIATE.
     9.2 VARIATION IN QUANTITY Purchaser assumes no liability for any PRODUCT produced or processed in excess of the amount specified in an Order issued pursuant to this Agreement, other than to notify Supplier of such excess amounts and use commercially reasonable means to store such amounts pending collection by Supplier.
     9.3 CANCELLATION OF ORDER Purchaser may, upon written notice to Supplier, at any time prior to shipment, unless other terms and conditions have been agreed to in writing in the applicable Purchase Order pursuant to Section 3.3, cancel any or all Orders, or portions thereof, placed by Purchaser hereunder, except with respect to PRODUCT which has already been delivered or SERVICES which have already been completed and accepted. However the cancellation of any individual Order(s) shall not affect the obligations of either party to the other under any other existing Order(s). This Agreement shall continue in full force and effect with respect to each Order(s) then in effect, and not canceled, until the expiration of each such Order(s) pursuant to the terms of that Order(s). The cancellation of any individual Order(s) shall not affect the obligations of either party to the other under any other existing Order(s) Purchaser’s liability to Supplier with respect to such canceled Order(s) shall be limited to Supplier’s purchase price of all components which are not usable in Supplier’s other operations or marketable to Supplier’s other customers. Termination charges shall not be applicable to cancellation resulting from Supplier’s default.
     9.4 [Intentionally Omitted]
     9.5 CHANGE ORDER
          9.5.1 CHANGE ORDER PROCESS Purchaser may at any time upon fifteen (15) days written notice to Supplier, make any change within the scope of this Agreement or any unfulfilled Order(s), including, without limitation, the addition or deletion of SERVICES to be performed, the time and/or place of performance, delivery or installation thereof. Any such Order shall be specifically identified as a Change Order pursuant to this Article. Purchaser may request Supplier to provide a written proposal, the cost of which shall be solely borne by Supplier, stating the additional requirements or reduction of existing requirements and the cost and schedule implications incident
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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thereto. Supplier agrees that the cost to Purchaser of the change shall be mutually agreed to by the parties at the time of such requested change and Supplier agrees that the cost to Purchaser of the change shall be mutually agreed upon. If Purchaser is in agreement with the terms, conditions and charges specified in the proposal, Purchaser will issue a Change Order pursuant to this Agreement. In the event that Supplier has not identified any schedule implications in the Proposal and the Change Order is issued at least fifteen (15) days prior to the scheduled delivery date, the change(s) shall be accomplished without affecting the original delivery date; unless otherwise specified in the terms of an agreed upon Change Order if the Change Order is issued less than fifteen (15) days from the scheduled delivery date, the delivery date may be subject to change and Supplier will identify, upon receipt of the Change Order, whether, and to what extent, any change in delivery date will occur. All SERVICES covered hereunder shall be performed or supplied in accordance with this Agreement and such changes thereto as are subsequently authorized by a written Change Order issued by Purchaser. Nothing in this clause shall excuse the Supplier from proceeding with the Agreement as changed.
          9.5.2 CUSTOM SOFTWARE CHANGE ORDERS For Change Orders incident Custom Product Development as described in Section 15.2 hereof, entitled to CUSTOM DEVELOPMENT OR MODIFICATION, Supplier’s proposal shall include (a) a statement of Purchaser’s functional requirements and the software specifications; (b) output formats; (c) description of documentation to be furnished; (d) fixed fee, if any, for development of such custom product; (e) scheduled installation dates; and (f) a listing which sets forth specifically the nature and goals of each task to be performed by Supplier, when each shall be performed and the Order of performance (hereafter “schedule”). Such schedule shall set forth the amount of the fixed fee applicable to each stage and task and Purchaser shall retain fifty (50) percent of each such amount until the custom software is accepted by Purchaser. Purchaser shall render such retainage within thirty (30) days following acceptance of the completed custom product.
          9.5.3 CHANGE ORDER ADJUSTMENTS Before the issuance of a Change Order under this Agreement, Purchaser may request Supplier’s written agreement as to the maximum (in case of an increase) or minimum (in case of a decrease) adjustments to be made in the price and/or in the time of performance, by reason of the change. Purchaser may also request an agreement limiting the adjustments to any other provisions of the Order which may be subject to equitable adjustment by reason of the change. Any such written agreement shall then be cited in the Change Order, and upon its issuance shall be deemed to become part of the Order. In making equitable adjustments pursuant to this clause, in no event shall the definitive adjustment exceed the maximum price adjustments and/or time of performance adjustments so established, nor otherwise be inconsistent with other adjustment limitations so established.
          9.5.4 SUPPLIER’S RESPONSIBILITY Unless expressly stipulated elsewhere in this Agreement as being excepted from this provision, wherever this
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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Agreement provides for submittal of designs, data including SOFTWARE, elements, procedures, or other items for approval of Purchaser, such approvals shall not be construed as a complete check as to the adequacy of said design, procedure, practice or item, nor as a agreement that the design, procedure, practice or items will meet the requirements of the Order or Change Order. Such approvals are for the purpose of ensuring Purchaser’s knowledge of the Supplier’s plans and progress and will indicate only that the Supplier’s general approach toward meeting contractual requirements is satisfactory. Such approvals shall in no way relieve the Supplier of the responsibility for any error or deficiency which may exist in the submitted design, procedure, or other items, as the Supplier shall be responsible for meeting all the requirements for the Agreement.
          9.5.5 ASSISTANCE OF PURCHASER’S PERSONNEL Purchaser’s engineering, technical, and administrative personnel may from time to time render assistance or give technical advice to, or effect an exchange of information with, Supplier’s personnel in a liaison effort concerning the SYSTEM, PRODUCT or SERVICES to be furnished hereunder. However, such exchange of information or advise shall not vest Supplier with the authority to change the PRODUCT or SERVICES hereunder or the provisions of the Agreement, and no change in the PRODUCT or SERVICES or the provisions of the Agreement shall be binding upon Purchaser unless incorporated as a change in accordance with Section 9.5 hereof, entitled CHANGE ORDER. Only Purchaser is authorized to make a change to the Agreement. Only Purchaser is authorized to initiate a Change Order to the Agreement.
          9.5.6 CHANGE ORDER INFORMATION Requests for information related to Change Orders shall be directed to:
John Birchler
Sourcing Process Leader
Verizon Corporate Sourcing,
240 East 38th Street, 14th Floor
New York, NY 10016
(212) 338-6789
or to his or her successor as designated by Purchaser.
     9.6 STOP WORK ORDER
          9.6.1 STOP ORDER PROCESS Purchaser may, at any time, by written Order to the Supplier, delivered in accordance with the notice provisions of Section 27.11 hereof, entitled NOTICES, unless other terms and conditions have been agreed to in writing in the applicable Purchase Order pursuant to Section 3.3, require the Supplier to stop all or any part of the WORK by the applicable Order(s) for a period of up to ninety
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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(90) days after the Stop Work Order is delivered to the Supplier, and for any further period to which the parties may agree. Any such Stop Work Order shall be specifically identified as a Stop Work Order issued pursuant to this clause and shall automatically extend the time of performance or the delivery date of such WORK for a period equal to the period of the Stop Work Order.
          9.6.2 SUPPLIER’S RESPONSIBILITY Upon receipt of such a Stop Work Order, the Supplier shall forthwith comply with its terms and take all reasonable steps to minimize the incurring of costs allocable to the WORK covered by the Stop Work Order during the period of work stoppage. Within a period of ninety (90) days after a Stop Work Order is delivered to the Supplier, or within any extension of that period to which the parties shall have agreed, Purchaser shall either: (i) cancel the Stop Work Order and have Supplier resume the WORK, or (ii) terminate the WORK covered by such Order as provided in Section 9.3 hereof, entitled CANCELLATION OF ORDER.
          9.6.3 ADJUSTMENTS UPON RESUMPTION OF WORK If a Stop Work Order issued under this clause is canceled or the period of the Order or any extension thereof expires, the Supplier shall resume WORK. An equitable adjustment shall be made in the delivery schedule or in the period of performance and in any other provisions of the Agreement that may be affected, if the Stop Work Order results in an increase in the time required for the performance of the WORK covered by such Order.
     9.7 PURCHASER ADVICE In the course of performing the WORK and providing the SERVICES, Supplier may receive advice from Purchaser concerning results to be achieved and requirements to be met in the performance of the WORK. Supplier shall comply with any advise consistent with the terms of this Agreement, but it shall be the responsibility of Supplier’s representatives and supervisors to give such instructions and directions as may be necessary or appropriate to ensure that the work assignments of Supplier’s employees are properly carried out in conformity with such advice.
     9.8 ELECTRONIC DATA INTERCHANGE Purchaser shall have the option of issuing and Supplier shall accept, an Order, through an Electronic Data Interchange (EDI). Purchaser may also issue a Change Order through an EDI. Potential EDI transactions, at the discretion of Purchaser, shall include, but not be limited to, Orders and Functional Acknowledgments. The party receiving any EDI other than a Functional Acknowledgment shall acknowledge the EDI with a Functional Acknowledgment. Failure of the sending party to receive a Functional Acknowledgment of its transaction within seventy-two (72) hours, excluding weekends and holidays, shall require the sending party to determine if the transaction has been received. If the transaction has not been received, the sending party shall retransmit the transaction. Supplier shall
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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acknowledge every transaction from Purchaser which is an Order or a Change Order with a Positive Acknowledgment. A Positive Acknowledgment is an electronic data transmission or a tangible written document sent from Supplier to inform Purchaser that the transaction has been received and that Supplier accepts, rejects, or accepts with modification the Order or Change Order.
ARTICLE 10
QUALITY ASSURANCE
     10.1 QUALITY COMMITMENT Commitment to quality is a primary requirement of this Agreement and as used herein shall mean conformance to the terms, conditions and SPECIFICATIONS of this Agreement. Purchaser will assure continued Quality Improvement in the PRODUCTS and SERVICES purchased pursuant to this Agreement. Supplier will demonstrate commitment to a Quality Improvement Process by providing:
1. A published statement of its quality policy signed by an officer of the company;
2. An established means of measuring and reporting customer satisfaction;
3. A quality training and awareness program;
4. A continuous Quality Improvement Process;
5. An established means of monitoring conformance to requirements for PRODUCTS and SERVICES; and
6. An established PRODUCT Quality Inspection Program.
10.2 QUALITY SYSTEM The SUPPLIER shall document, implement and maintain a quality control, assurance and improvement system which assures that the SYSTEM(S), PRODUCT(S) and SERVICES provided to Purchaser meet all performance standards and requirements, and perform in accordance with SPECIFICATIONS, including, but not limited to those contained in Appendix L entitled “Quality, Reliability and Engineering Specifications,” together with the following: Telcordia documents, GR-1252, “Quality System Generic Requirements for Hardware,” and TR-NWT-000179, “Quality System Generic Requirements for Software.” Supplier shall be in compliance with all updates to such performance standards and requirements, including all those listed in this Article 10 hereof, entitled QUALITY ASSURANCE, or in any appendix attached hereto, or as currently denominated by Telcordia.
     Supplier agrees to allow Purchaser or Purchaser’s Agent to conduct periodic on-site reviews at Supplier’s HARDWARE manufacturing and SOFTWARE development facility(s) to verify compliance with SPECIFICATIONS. Supplier also agrees to develop corrective action plans for any quality system deficiencies that may be detected during these periodic on-site reviews, and submit such plans to the Purchaser or Purchaser’s agent within
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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thirty (30) days after the review. Further, Supplier agrees to implement these corrective action plans within six (6) months after the review.
     10.3 QUALITY PERFORMANCE REPORTING SUPPLIER agrees to provide, at no cost to Purchaser, regular data reports which demonstrate the performance of the Supplier’s PRODUCT while in development, manufacture and service, and the adherence of the Supplier’s PRODUCT to the SPECIFICATIONS. Requirements for collecting, calculating and reporting data are defined in documents listed in Appendix L entitled QUALITY, RELIABILITY AND ENGINEERING SPECIFICATIONS.
     All required reports and data shall be delivered to Purchaser’s Supplier Quality Management Organization at:
Supplier Quality Leader
Verizon Corporate Sourcing
240 E.38th Street, 14th Floor
New York, NY 10016
And to Purchaser’s Sourcing Process Organization at:
John Birchler
Sourcing Process Leader
Verizon Corporate Sourcing
240 E. 38th Street, 14th Floor
New York, NY 10016
     Supplier agrees to render other reasonable periodic reports for service affecting conditions or other conditions that affect the operations and administrative procedures of Purchaser or its AFFILIATES, or as otherwise reasonably requested by Purchaser or its AFFILIATES. All provided information related to such service affecting conditions shall be proprietary to Purchaser.
     10.4 SOURCE INSPECTION Source Inspection means that Purchaser shall have the right to conduct due diligence inspection and testing at the Supplier’s, and any of its subcontractors, facilities at any point(s) or on a continuing basis as Purchaser may deem appropriate, provided that such inspection shall be during reasonable business hours and shall be preceded by reasonably notice from Purchaser of its intent to so inspect stating the locations and times of inspections. Source Inspection applies to all PRODUCTS. Source Inspection will be performed upon PRODUCT by a Purchaser’s representative. When requested, SUPPLIER will furnish Purchaser full access to its facilities and those of its subcontractors. Supplier will provide appropriate documentation to demonstrate that the PRODUCT does conform to all
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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SPECIFICATIONS, and the Supplier’s projected failure rate, along with the test data that substantiates the conformance of PRODUCT prior to shipment. Unless Purchaser gives Supplier written notice to the contrary, Supplier shall notify Purchaser when the PRODUCT is ready for inspection and Purchaser or its agent shall be given reasonable opportunity to inspect the PRODUCT at any time prior to shipment under agreed upon Quality Program Specifications listed in Appendix L, entitled QUALITY, RELIABILITY AND ENGINEERING SPECIFICATIONS. Inspection or failure to inspect on any occasion shall not affect Purchaser’s rights under Article 14 hereof, entitled WARRANTY or any other provisions of this Agreement.
     Supplier shall make available at no additional cost to Purchaser, such production testing facilities, labor, data, specifications, procedures and such other documents, and assistance as may be reasonably necessary for Purchaser or its agent to perform inspection, as indicated in
Appendix L, entitled QUALITY, RELIABILITY AND ENGINEERING SPECIFICATIONS, In addition, Supplier shall make available to Purchaser or its agent at no additional charge, data obtained through Supplier’s normal routines which show results of Supplier’s inspection, tests and audits of PRODUCT as specified in the Quality Program Specifications. Such data shall be sufficient to demonstrate that the PRODUCT meets all quality and reliability requirements.
     Where Purchaser’s Supplier Quality Management finds received PRODUCTS do not meet SPECIFICATIONS, the reasonable, out-of-pocket costs of inspection and testing, replacement and shipping shall be incurred by the Supplier as may be mutually agreed upon by the parties.
     Purchaser reserves the right to have the Supplier inspect and test 100% of their PRODUCT at their cost in cases where PRODUCT does not meet SPECIFICATIONS.
     10.5 PRODUCT TESTING All PRODUCT shipped to Purchaser shall receive Supplier testing to demonstrate functionality, quality and reliability. The Supplier’s test environment shall emulate or simulate the Purchaser’s actual PRODUCT application/usage conditions as identified in the SPECIFICATIONS. Supplier’s testing shall be of a sufficient magnitude and duration to demonstrate full PRODUCT feature functionality in accordance with SPECIFICATIONS. If Supplier’s quality level for this final test stage does not conform to the SPECIFICATIONS, then Supplier shall notify Purchaser immediately of such no- conformance before PRODUCT shipment, and Purchaser will advise Supplier as to the disposition of this PRODUCT (accept or not accept).
     10.6 QUALITY SURVEILLANCE Supplier agrees to quality system surveillance activities through Purchaser or its agent designated by Purchaser to demonstrate that that the quality system is achieving results consistent with product quality, engineering and reliability requirements. The scope and frequency of these surveillance activities will be
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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Contract No. C0302362

based on the Supplier achieving and maintaining consistent and stable qualify and reliability results.
     10.7 [Intentionally Omitted]
     10.8 COMPLAINTS
          10.8.1 ENGINEERING COMPLAINTS The Supplier shall handle all Engineering Complaints (EC) submitted by Purchaser in accordance with GR230, Issue 2, as modified below, together with such further and additional requirements set forth in Appendix L hereto, entitled Quality, Reliability and Engineering Specifications.
a) Verizon recognizes (Section 2.1.R2-1, Applicable Use of Engineering Complaints; Section 2.2. CR.-2, Emergency or Special Handling; Section 2.3.R2-3 Non-Applicable Uses of Engineering Complaints: and Section 2.5.3. R2-9 EC Confirmation Report-EO-150) as guidelines and typical examples, “NOT” as requirements or objectives:
b) Verizon “DOES NOT” recognize (Section 2.5.4.R2-11, EC Interim Report-EO-151) the Supplier shall notify Verizon of a proposed Action Plan for the Complaint within 15 days of receipt.
In addition the following requirements shall be adhered to:
     In the event that a Purchaser’s Engineering Complaint (EC) is marked “SERVICE EMERGENCY,” then Supplier agrees to exert effort which goes beyond that which is customarily provided to resolve the EC. Such effort will be consistent with the level of effort the Supplier will furnish to support Purchaser and its AFFILIATES under the Section 12.3 hereof, entitled REPAIRS AND REPLACEMENT and Article 17 hereof, entitled EXTRAORDINARY SUPPORT.
     Upon receipt of Purchaser’s EC identified as a fire or safely hazard, Supplier agrees to acknowledge receipt of such EC and to respond within twenty-four (24) hours. This response shall include the proposed remedy or proposed corrective action to resolve the stated problem, or the date when the accepted solution will be completed.
     In the event the Supplier anticipates that the proposed solution to the EC will exceed thirty (30) days, then Supplier shall, once every two weeks, issue an Interim Report to Purchaser, reporting actions taken and progress made during the reporting period. In addition, such reports will indicate the date by which Supplier anticipates that the ongoing EC study will be successfully concluded.
NOTICE; Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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     Supplier shall create and maintain a tracking system that records and summarizes all event surrounding any EC submitted by Purchaser. Supplier shall also provide Purchaser with on-going reports at monthly intervals as to what manifested the EC, what remedial actions were made by Supplier as a result of the Complaint and what was the result of those remedial actions. The overall progress and performance results shall be reviewed by Purchaser and Supplier to evaluate the overall quality of the process.
     Upon ACCEPTANCE of Supplier’s resolution by Purchaser, Supplier shall implement necessary changes within thirty (30) days.
     If Purchaser or its AFFILIATE disagree with Supplier on the implementation schedule and/or resolution of Complaint, Purchaser or its AFFILIATE shall have the right to escalate the matter for review on the implementation schedule, validity of the complaint, and/or resolution to higher management in accordance with Article 28 hereof, entitled ALTERNATE DISPUTE RESOLUTION.
          10.8.2 SUPPLIER QUALITY COMPLAINTS In the event Purchaser determines that PRODUCT furnished hereunder does not perform in a satisfactory manner or is unsatisfactory in other respects, Purchaser may issue a Supplier Quality Complaint (SQC) in writing to notify Supplier. Supplier shall provide an acknowledgment to Purchaser within ten (10) days of receipt. Within twenty (20) days the Supplier shall provide a final report specifying, as required, the change in design, manufacturing process or installation and/or engineering instructions required to address Purchaser’s SQC. The report will include the root cause of the SQC, condition and a plan for immediate corrective action to correct the SQC, and a long term plan to ensure continued quality PRODUCTS are provided.
     Nothing herein shall obviate Supplier’s obligations under Section 11.2 hereof, entitled CHANGES TO HARDWARE OR SOFTWARE/PRODUCT CHANGE NOTICES (PCN’s), Section 12.3 hereof, entitled REPAIR AND REPLACEMENT, and Article 14 hereof, entitled WARRANTY.
     Purchaser’s points of contact for all complaints information and correspondence shall be:
Supplier Quality Leader
Verizon Corporate Sourcing
240 East 38th Street, 14th Floor
New York, New York 10016
     and:
Sourcing Process Leader
Verizon Corporate Sourcing
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed,
Non-Disclosure Agreement.

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Contract No. C0302362

240 East 38th Street, 14th Floor
New York, New York 10016
     10.9 CONTINUOUS IMPROVEMENT PLAN Supplier shall have a written plan for continuously assessing and improving the quality and reliability of PRODUCT. Supplier’s Quality Improvement Plan (QIP) shall incorporate and use a well defined and written set of metrics, approved by Purchaser’s Supplier Quality Leader (SQL.) This plan will assess internal development data and field performance data used to improve Supplier’s performance. Metric collection, analysis and reporting should be conducted on a continual basis. Both file performance and in-process data shall be utilized.
     All information, including, but is not limited to, plans, procedures and results, in Supplier’s QIP shall be made available upon reasonable request from Purchaser.
ARTICLE 11
TECHNICAL AND ENGINEERING ISSUES
     11.1 CONTROLLED INTRODUCTION Upon Purchaser’s request, Supplier agrees to submit an evaluation copy of initial SOFTWARE Code Corrections, Upgrades, or Enhancements intended for introduction in Purchaser’s network to Purchaser’s Manager - Transport Technology or Purchaser’s Agent, for evaluation purposes at a mutually agreed to date prior to placing such SOFTWARE Code Corrections, Upgrades or Enhancements on any PRODUCT covered by the applicable Product Specific Agreement.
     There shall be no fees associated with the SOFTWARE evaluation copy provided by Supplier and such evaluation shall in no way oblige Purchaser to subsequent charges or contingencies regardless of the results of the evaluation. At the end of the evaluation period, Purchaser will either return the SOFTWARE evaluation copy and all RELATED DOCUMENTATION to Supplier or issue an Order for such SOFTWARE.
     Within sixty (60) days of receipt of evaluation SOFTWARE, Purchaser will advise Supplier in writing of the acceptability or non-acceptability of such SOFTWARE provided for use in Purchaser’s network. In the event that any evaluation SOFTWARE is unacceptable to Purchaser, Supplier shall not furnish such SOFTWARE on any of Purchaser’s Orders during the evaluation or thereafter without prior written approval from Purchaser’s Manager, Transport Technology.
     11.2 CHANGES TO HARDWARE OR SOFTWARE/PRODUCT CHANGE NOTICES(“PCNs”) Supplier shall notify Purchaser in writing of any changes to PRODUCT in accordance with Bell Communications Research, GR-209-
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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CORE, “Generic Requirements for PRODUCT Change Notices”, Issue 2, January 1996. In addition the following provisions shall apply:
     Supplier shall propose a schedule for the application of these changes at all PRODUCT locations, which schedule shall be mutually agreed upon with Purchaser prior to implementation.
     If Supplier develops a Method Of Procedure (MOP) for the change, the MOP shall be provided to Purchaser with the PCN. Any related Engineering Complaint Number shall be included on the PCN form.
     If Purchaser disagrees with the nature of, or with the classification which Supplier assigns to, a change in PRODUCT, Purchaser shall have the right to escalate the matter for review, reclassification, and resolution to higher levels of management in accordance with the Article 28 hereof, entitled ALTERNATE DISPUTE RESOLUTION.
     DOCUMENTATION changes, required to satisfy Supplier’s obligations to provide Class A and AC changes to PRODUCT as specified herein, shall be provided by Supplier at no charge to Purchaser.
     For those changes classified as “B” or “D”, Supplier shall notify Purchaser in writing one hundred and twenty (120) days prior to the effective date of such change to be made in the PRODUCT furnished under an Order.
     For Class A, Class AC and Class B changes, Supplier shall first notify Purchaser of the exact nature of the change. Details of the proposed implementation procedure for PRODUCT which is being or will be manufactured shall be discussed with Purchaser within the notification time periods stated in the first section above. Should replacement or modifications be mutually deemed necessary, Supplier shall make arrangements for the necessary PRODUCT replacement or modification at prices and schedules to be mutually agreed upon with Purchaser prior to implementation.
     In the event that Purchaser does not desire any such change, Purchaser shall notify Supplier in writing within sixty (60) days from the date of receipt of notification and Supplier shall not furnish any such changed PRODUCT to Purchaser pursuant to any Orders. Purchaser may extend the sixty (60) day period if Purchaser is unable to respond within such period.
     Supplier shall notify Purchaser in writing when implementation of each field change has been completed at all affected locations.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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Contract No. C0302362

     All correspondence relating to changes to PRODUCT shall be sent to the following individuals or their successors as appointed by Purchaser:
Sourcing Process Leader
Verizon Corporate Sourcing
240 East 38th Street, 14th Floor
New York, NY 10016
(212) 338-6789
ARTICLE 12
INSTALLATION AND SUPPORT
     12.1 TECHNICAL SUPPORT Technical Support shall be provided as set forth in this Section and Appendix B hereto, entitled Statement of Work; provided however, that the availability or performance of this technical support SERVICE shall not be construed as reducing Supplier’s obligations as set forth in Article 14 hereof, entitled WARRANTIES or elsewhere provided for in this Agreement.
     Supplier’s technical support SERVICES for PRODUCT and SERVICES shall include telephone and emergency (service affecting) support twenty-four (24) hours, seven (7) days assistance.
     During the warranty period, Supplier shall provide technical support to Purchaser without charge to correct warranty defects.
     During any SYSTEM or PRODUCT installations identified by Purchaser, Supplier shall provide, on an as-requested basis and as mutually agreed upon on-site technical advisors at each of the wire center sites to assist Purchaser during the installation and ACCEPTANCE PERIODS to ensure SYSTEM and PRODUCT performance in accordance with SPECIFICATIONS. Non-Emergency requests fcr ACCEPTANCE assistance, as required, must be made at least 5 days prior to the scheduled date.
          12.1.1 FULL SUPPORT DURING ENGINEERING, INSTALLATION AND CONVERSION PERIODS Prior to installation and during installation, testing and Acceptance Periods, Purchaser and/or its agent shall be provided installation and technical support SERVICES, DOCUMENTATION and RELATED DOCUMENTATION as specified below:
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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Contract No. C0302362

1. Twenty-four (24) hours per day, seven (7) days per week, Supplier shall provide telephonic technical support SERVICES from its Technical Assistance Center (TAC) utilizing Supplier’s technical information for installation, testing, operation, maintenance, use, and analysis, all at no charge to Purchaser. Supplier shall provide, upon request as may be mutually agreed upon, on-site technical personnel during cutover/in-service weekend (48 hours post cutover/in-service), and for three (3) weeks thereafter to ensure SYSTEM and PRODUCT performance.
2. Supplier agrees that in the event PRODUCT does not perform in accordance with the SPECIFICATIONS or is otherwise defective, then Supplier will provide on-site technical support, at no charge to Purchaser.
               12.1.2 POST ACCEPTANCE SUPPORT After ACCEPTANCE by Purchaser, Supplier shall provide on-going, in-service technical support SERVICES and DOCUMENTATION as specified below:
12.1.2.1 IN WARRANTY
1. Supplier shall make available telephonic Technical Assistance Center (TAC) SERVICE, twenty-four (24) hours per day, seven (7) days per week, utilizing Supplier’s technical information for installation, testing, operation, maintenance, use, and analysis, all at the no charge to Purchaser.
2. In the event of an emergency or service-affecting condition involving the SYSTEM or PRODUCT, Supplier shall provide immediate technical support and shall work continuously until such emergency and/or service-affecting condition is remedied.
12.1.2.2 OUT OF WARRANTY
1. Supplier shall make available telephonic Technical Assistance Center (TAC) SERVICE, twenty-four (24) hours per day, seven (7) days per week, utilizing Supplier’s technical information for installation, testing, operation, maintenance, use, and analysis, at the rates and charges mutually agreed to as set forth in Appendix D hereto, entitled Pricing, or if not specifically set forth thereon, at Supplier’s then current rates for such services, subject to Supplier’s obligations under Section 7.3 hereof.
2. Non-warranty technical support SERVICE charges shall be as shown in Appendix D or if not specifically set forth thereon, at
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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Supplier’s then current rates for such services, subject to Supplier’s obligations under Section 7.3 hereof.
3. In the event of an emergency or service-affecting condition involving the SYSTEM or PRODUCT, Supplier shall provide immediate technical support and shall work continuously until such emergency and/or servicing-affecting condition is remedied.
               12.1.3 ESCALATION PROCEDURE Purchaser may call the following telephone number(s) for emergency technical assistance or TAC Support, or to escalate any problem at any time interval: 800-544-6831. In furtherance of this procedure, Supplier shall provide Purchaser with an escalation procedure and list within thirty (30) days of execution of this Agreement by Purchaser and Supplier, that is agreed upon and satisfactory. Furthermore Supplier shall keep Purchaser updated as to all changes to such procedure and list.
               12.1.4 CONTINUING TECHNICAL SUPPORT In addition to Supplier’s obligations under Article 14 hereof, entitled WARRANTIES, Purchaser shall be entitled to technical maintenance and support for a period of ten (10) years after expiration or termination of this Agreement at Supplier’s then current standard prices for such service.
     12.2 SOFTWARE SUPPORT After ACCEPTANCE by Purchaser, Supplier shall provide SOFTWARE support SERVICES and DOCUMENTATION as specified below:
               12.2.1 IN WARRANTY Supplier shall provide the following to Purchaser, at no cost, during the SOFTWARE warranty period as set forth in Section Article l4.8 hereof, entitled WARRANTY PERIOD:
CODE CORRECTIONS — Code corrections will be supplied to Purchaser to correct SOFTWARE malfunctions to bring such SOFTWARE into conformance with the SPECIFICATIONS.
SOFTWARE UPGRADES — All upgrades by Supplier to the SOFTWARE shall be furnished to Purchaser at no cost. For the purposes of this paragraph, “upgrades” shall mean improvements in the SOFTWARE which relate to operating performance but do not change the basic function of the SOFTWARE. Supplier shall at the same time provide updated RELATED DOCUMENTATION which reflects such upgrades.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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SOFTWARE ENHANCEMENTS — To supply any change in any part of the SOFTWARE and/or RELATED DOCUMENTATION which improves the basic function of the SOFTWARE.
SOFTWARE RELEASES — The distribution of upgrades and/or enhancements to such SOFTWARE (“Releases”).
CONSULTING — To supply consulting assistance in the event of difficulties in the use of the SOFTWARE or in the interpretation of results of such SOFTWARE. If on-site assistance is required and the problem is the failure of the SOFTWARE to perform to SPECIFICATIONS, no charge will be made. If the problem is due to the fault or negligence of Purchaser, Supplier’s then current consulting rates for such Services will be applicable.
     Supplier shall furnish to Purchaser all code corrections, upgrades and enhancements made available by Supplier to any of its customers and promptly correct any defects in workmanship or design or ability in the course of the use of the SOFTWARE.
          12.2.2 OUT OF WARRANTY Supplier shall provide the following, at the rates and charges mutually agreed to as set forth in Appendix D hereto, entitled Pricing, or if not specifically set forth thereon, at Supplier’s then current rates for such services, subject to Supplier’s obligations under Section 7.3 hereof, to Purchaser following the expiration of the SOFTWARE warranty period as set forth in Section 14.8 hereof, entitled WARRANTY PERIOD:
CODE CORRECTIONS — Code corrections will be supplied to Purchaser to correct SOFTWARE malfunctions to bring such SOFTWARE into conformance with the SPECIFICATIONS.
SOFTWARE UPGRADES — All upgrades by Supplier to the SOFTWARE shall be furnished to Purchaser. For the purposes of this paragraph, “upgrades” shall mean improvements in the software which relate to operating performance but do not change the basic function of the SOFTWARE. Supplier shall at the same time provide updated RELATED DOCUMENTATION which reflects such upgrades.
SOFTWARE ENHANCEMENTS — To supply any change in any part of the SOFTWARE and/or RELATED DOCUMENTATION which improves the basic function of the SOFTWARE.
SOFTWARE RELEASES — The distribution of upgrades and/or enhancements to such SOFTWARE (“Releases”).
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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CONSULTING — To supply consulting assistance in the event of difficulties in the use of the SOFTWARE or in the interpretation of results of such SOFTWARE. If on-site assistance is required and the problem is the failure of the SOFTWARE to perform to SPECIFICATIONS.
     12.3 REPAIRS AND REPLACEMENT The following provisions define the Supplier’s obligations during the applicable warranty period, as set forth in Article 14 hereof, entitled WARRANTIES, to ensure SYSTEM and PRODUCT performance in accordance with SPECIFICATIONS of the parties when, under normal and proper use, a defect or non-conformity appears in PRODUCT.
     Replacement and repaired PRODUCT shall be warranted as set forth in Article 14 hereof, entitled WARRANTIES.
     Supplier acknowledges that this Agreement does not grant Supplier an exclusive privilege to repair any or all of the PRODUCT purchased and/or licensed hereunder for which Purchaser may require repair.
          12.3.1 REPAIR AND REPLACEMENT PROCEDURES During the installation of PRODUCT ordered under this Agreement, defective PRODUCT will be replaced with new PRODUCT, at no charge to Purchaser. For purposes of this Agreement, “new PRODUCT” shall mean PRODUCT directly from the manufacturing assembly line or from Supplier’s finished goods inventory, provided that said PRODUCT has not been previously repaired or reconditioned.
     All transportation charges for, and risk of in-transit loss or damage to, PRODUCT returned to Supplier for repair/replacement under this clause shall be borne by Purchaser.
     Supplier shall adhere to QPS 82.061, Bell Communications Research Quality Program Specification, “Repair and Return Operations of Telecommunications PRODUCTS — General”, Issue 2, March 1985, or the most current issue of Bell Communications Research Quality Program Specification relating thereto, when repairing PRODUCT.
     Purchaser shall furnish the following information with PRODUCT returned to Supplier for repair:
1. Purchaser’s name and complete address;
2. name(s) and telephone number(s) of Purchaser’s employee(s) to contact in case of questions about the PRODUCT to be repaired;
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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3. reference to Purchaser’s Order number, if applicable;
4. ship to address for return of repaired or replacement PRODUCT if different from 1.;
5. a complete list of PRODUCTS returned;
6. the nature of the defect or failure, if known.
     PRODUCT repaired by Supplier shall have the repair completion date stenciled or otherwise identified in a permanent manner at a readily visible location on the PRODUCT to the extent practicable; otherwise it shall be indicated in documentation accompanying the PRODUCT. The repaired PRODUCT shall be returned with a tag or other documentation describing the repairs or affirming that the required repairs have been made.
     Supplier shall maintain a record of all No Trouble Founds (“NTFs”) which permits tracking of NTFs to assure that any PRODUCT that has been categorized as an NTF for the third time is not returned to Purchaser for future deployment. Supplier shall also publish these results in a monthly summary report and forward such report to:
John Birchler
Sourcing Process Leader
Verizon Corporate Sourcing,
240 East 38th Street, 14th Floor
New York, NY 10016
(212) 338- 6789
     Supplier shall provide Purchaser’s Supplier Quality Management a monthly report of PRODUCT repaired and returned by PRODUCT line and CLEI code with projected Failure in Time (“FIT”) rate of PRODUCT.
     When requested in the Order, Supplier shall hold replaced parts for inspection or return to Purchaser at prices and terms to be agreed upon.
          12.3.2 IN WARRANTY The following provisions define the obligations of the parties in the event, under normal and proper use, a defect or non-conformity appears in PRODUCT during the applicable warranty period, as set forth in Article 14 hereof, entitled WARRANTIES.
1. Purchaser must notify Supplier in writing of the claimed defect or nonconformity of PRODUCT not later than thirty (30) days after the expiration of the applicable warranty period.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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2. Supplier shall provide written instructions covering return of PRODUCT.
3. Supplier shall:
(1) at Purchaser’s option either repair, replace or correct the PRODUCT without charge at its manufacturing or repair facility within five (5) working days. Where defective or nonconforming PRODUCT is readily returnable, it shall be removed and sent to Supplier by Purchaser in accordance with instructions for return of PRODUCT provided by Supplier in 12.3.2.2 above, at Purchaser’s expense and Purchaser’s risk of loss or damage.
          12.3.3 OUT OF WARRANTY Supplier agrees to provide repair or replacement SERVICES and replacement parts for all PRODUCT ordered hereunder at the prices in Appendix D, or if not specifically set forth thereon, at Supplier’s then current rates for such services, subject to Supplier’s obligations under Section 7.3 hereof, for the effective period of the Agreement and thereafter at Supplier’s then current list prices, as long as Supplier is still furnishing such PRODUCT or replacement parts, but in no event for less than the minimum support periods set forth in Section 20.3 hereof, entitled CONTINUING AVAILABILITY.
     PRODUCT to be repaired under this clause will be shipped by Purchaser to a location designated by Supplier, and unless otherwise agreed, Supplier shall return ship the repaired or replacement PRODUCT within thirty (30) days of receipt of the defective PRODUCT or pursuant to a mutually agreed upon schedule.
     Where defective or non-conforming PRODUCT is readily returnable, it shall be removed and sent to Supplier by Purchaser in accordance with instructions for return of PRODUCT provided by Supplier, at Purchaser’s expense and Purchaser’s risk of loss or damage. Supplier shall return the PRODUCT to Purchaser at a destination within the contiguous forty-eight United States at Supplier’s expense.
     If PRODUCT is returned to Supplier for repair as provided for in this clause, and is determined to be beyond repair, or repair costs are expected to exceed fifty percent (50%) of the cost of replacement, Supplier shall so notify Purchaser prior to making the repair.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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     Invoices originated by Supplier for repair SERVICES for PRODUCT out of warranty must be clearly identified as such, and must contain:
1. a reference to Purchaser’s Order for these repair SERVICES;
2. a description of services rendered by Supplier; and
3. an itemized listing of parts and labor charges, when repairs are done on a time and material basis.
     If requested by Purchaser, Supplier shall dispose of unrepairable PRODUCT, consistent with sound commercial practices, and remit to Purchaser the net salvage value, if any.
     12.4 ENGINEERING SERVICES
          12.4.1 DEFINING ENGINEERING SERVICES Engineering SERVICES used herein shall include but not be limited to Supplier’s preparation of installation specifications, preparation and/or updating of office records including drafting Services, as required, preparation of a Summary of PRODUCT including Miscellaneous PRODUCT not specifically itemized in Purchaser’s Order but necessary for the proper functioning of PRODUCT.
     Engineering SERVICES may be ordered separately or in combination with installation SERVICES and/or PRODUCT.
          12.4.2 OFFICE RECORDS Supplier shall establish and maintain records of PRODUCT in accordance with Information Publication No. 72008, Central Office Record Controls and Standards.
          12.4.3 SCHEDULING FOR ENGINEERING SERVICES Supplier will acknowledge acceptance of Purchaser’s Order within two (2) weeks after receipt Supplier shall provide a firm schedule for performance of such Engineering SERVICES not later than six (6) weeks after receipt of an Order, except in cases where the SERVICES are requested on a short interval basis.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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          12.4.4 STANDARDS FOR ENGINEERING SERVICES Supplier agrees to perform Engineering SERVICES in accordance with the Installation Standards provided and/or approved by Purchaser. Such Installation Standards are contained in Central Office Engineering Standards, Information Publication 72013, and Central Office Record Controls and Standards, Information Publication 72008, which Purchaser will make available to Supplier.
          12.4.5 WARRANTY FOR ENGINEERING SERVICES Supplier warrants to Purchaser that Engineering SERVICES provided hereunder shall be performed in a fully workmanlike manner to Purchaser’s satisfaction and in accordance with the specifications and standards incorporated herein. Supplier further warrants that such Engineering SERVICES shall be free from defects in workmanship for a period of two (2) years from the date such Engineering SERVICES are completed and accepted by Purchaser. This warranty shall survive ACCEPTANCE and payment.
     If any Engineering SERVICES provided hereunder prove unacceptable to Purchaser, Purchaser shall so notify Supplier in writing. Supplier shall, at no additional charge, promptly take the action required to correct the deficiency. After the corrective action, Purchaser shall have the right to re-determine acceptability. ACCEPTANCE of Engineering SERVICES does not constitute a waiver of Supplier’s responsibility to correct deficiencies which may be found subsequent to ACCEPTANCE.
          12.4.6 DETAIL ENGINEERING BY SUPPLIER The Supplier shall provide full Detail Engineering SERVICES as described in Appendix G entitled Detail Engineering, Office Records, to be mutually agreed to by the parties and be made part hereof if Detail Engineering Services are to be provided by Supplier, upon request of Purchaser, consisting of writing a detailed specification, creating and/or updating central office drawings and records, including the Equipment Inventory Update (“EIU”) form and the ordering of all materials and equipment needed to complete the job in compliance to Purchaser’s requirements, methods, procedures and standards.
          12.4.7 DETAIL ENGINEERING BY SUPPLIER USING A PURCHASER CERTIFIED/APPROVED SUPPLIER When detail engineering is performed by the Supplier, the Supplier shall be responsible for all detail engineering and agrees to use a Purchaser certified or approved detail engineering sub-contractor to provide full Detail Engineering SERVICES as described in Appendix G hereto, entitled Detail Engineering, Office Records, to be mutually agreed to by the parties and be made part hereof if Detail Engineering Services are to be provided by Supplier, consisting of writing a detailed specification, creating and/or updating central office drawings and records, including the Equipment Inventory Update (“EIU”) form and the ordering of all materials and equipment needed to complete the job in compliance to Purchaser’s requirements, methods, procedures and standards.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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          12.4.8 DETAIL ENGINEERING BY PURCHASER AND/OR ITS AGENTS When detail engineering is performed by Purchaser and/or its agents, the Supplier shall provide engineering support by making available to Purchaser, and/or its agents, all documentation and drawings as may be necessary to engineer the equipment into the network, at no additional cost.
     12.5 INSTALLATION BY SUPPLIER Supplier shall provide such installation SERVICES as are identified in Appendix G, to be mutually agreed to by the parties and be made part hereof if Detail Engineering Services are to be provided by Supplier, or as would be carried out under Section 9.5 hereof, entitled CHANGE ORDER, and which are consistent with Purchaser’s labor agreements either utilizing its own personnel or a third party supplier, approved by Purchaser, as a sub-contractor.
          12.5.1 DURING INSTALLATION During installation, Purchaser a shall be given the opportunity to observe, witness and review the tests performed by Supplier’s installation forces, and review all test results and trouble reports to ensure conformity to SPECIFICATIONS. Purchaser shall have early access to the SYSTEM and PRODUCT to perform joint testing with Supplier, as well as Purchaser’s own independent testing of work completed by Supplier.
     During the installation and Acceptance Periods, Purchaser shall be provided installation support SERVICES and technical support SERVICES at no additional charge by Supplier. Installation and technical support SERVICES provided by Supplier shall be as follows:
1. Supplier shall provide at no charge to Purchaser telephonic Technical Assistance Center (TAC) SERVICE, which shall be available twenty-four (24) hours per day, seven (7) days per week; and
2. Supplier shall provide at no charge, as requested by Purchaser, a project manager to represent Supplier on all matters; and
3. Supplier shall provide, as requested by Purchaser, technical personnel during cutover/in-service weekend (48 hours post cutover/in-service) to ensure SYSTEM and PRODUCT performance, at no charge to Purchaser.
          12.5.2 PRIOR TO CUTOVER Prior to cutover and field installation, Supplier shall perform heat and load testing approved by Purchaser. Load testing shall demonstrate to Purchaser that the SYSTEM or PRODUCT meets the traffic capacity for
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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which the SYSTEM or PRODUCT was specified and to particular service application engineering specific to the SYSTEM or PRODUCT. This traffic carrying capacity is specified by the Planning Engineer by Originating and Terminating (O+T), CCS per main station, call attempts, number of main stations, and service arrangements including non-switch requirements. Supplier shall meet with Purchaser (Early Job Conferences, contact meetings, test and analysis meetings) to collect all essential information needed and to jointly prepare a Method of Procedure (MOP). Supplier and Purchaser shall plan all aspects of the job and a sequence of performance to complete the job on schedule, which is understood and mutually agreeable to both parties. All job requirements shall be discussed, resolved and approved by Purchaser at these preliminary meetings, including schedules (Ordering, installation start, in-progress job status, completion, etc.), quality, technical and performance issues, workmanship, load testing, and ACCEPTANCE testing. Heat testing on the job or the waiver of such heat testing due to heat testing performed during manufacture, or the waiver of such heat testing due to statistical analysis shall be determined in the Method of Procedure (MOP). Additionally, prior to service cutover, load testing shall demonstrate to Purchaser that the SYSTEM or PRODUCT meets the parameters for which the SYSTEM or PRODUCT was specified, including but not limited to traffic capacity, failure rates, SYSTEM or PRODUCT functionality and performance objectives.
     When Supplier completes installation SERVICES hereunder, Supplier shall provide to Purchaser a Notice of Installation Completion, in writing, which may include electronic transmission or similar communications.
          12.5.3 CONDITIONS NORMALLY PROVIDED BY PURCHASER The following items and conditions will normally be provided by Purchaser. Should Purchaser fail to provide the following, Supplier may invoice Purchaser for expenses incurred for such items in addition to the established installation price. Such expenses shall be mutually agreed upon.
General Building Conditions — Purchaser shall take such reasonable action as necessary to insure that the premises will be dry and free from dust in such condition as not to be injurious to the employees of the Supplier or the PRODUCT to be installed.
Repairs to Buildings — Purchaser shall make alterations and repairs necessary for proper installation of PRODUCT, except damage for which Supplier, its employees or agents are responsible.
Openings in Buildings — Supplier shall provide Purchaser, eight (8) weeks prior to the main ship date, drawings and designs indicating the necessary openings and ducts for cable and conductors in floors and walls. Purchaser shall furnish such suitable openings prior to the main ship date.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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Ceiling Inserts — Purchaser shall provide ceiling inserts as deemed necessary by Supplier, or as otherwise mutually agreed upon.
Electric Current, Temperature Control and Light — Purchaser shall provide electric current for charging storage batteries and for any other necessary purposes with suitable terminals in rooms where work is to be performed; temperature and general illumination in rooms in which work is to be performed or PRODUCT stored, equivalent to that ordinarily furnished for similar purposes in a working central office.
Toilet Facilities — Purchaser shall make accessible to Supplier such facilities which are available or Supplier may provide its own at Supplier’s cost.
Access to Existing Facilities — Purchaser shall permit Supplier reasonable use of such portions of the existing building or equipment as agreed upon prior to the start of installation, as is necessary for the storage and assembly of PRODUCT and for performing necessary administration duties associated with the job.
Use of Available Testing Equipment — Purchaser shall allow Supplier use of such available apparatus as test equipment, required for the performance of necessary tests to insure proper functioning of added PRODUCT for which new or complete testing facilities are not provided. Purchaser and Supplier shall mutually agree, prior to the start of installation, on testing procedures and the availability of test apparatus. Such use shall not interfere with maintenance of operating telephone equipment. Purchaser and Supplier shall mutually determine that such testing equipment is in proper adjustment.
Grounding — Purchaser shall provide access to suitable central office ground.
Requirements for Purchaser Circuits — Purchaser shall furnish information covering the proper test and readjustment requirements for apparatus and requirements for circuit performance associated with special circuits or standard circuits modified by Purchaser drawings.
Stand-by Engine/Alternator Facilities — Purchaser shall provide suitable fuel storage, gas, water, sewer and exhaust facilities as required, with piping terminating within the building and within one hundred feet of the location of the engine/alternator; or terminating within the engine room if engine/alternator is housed in a separate room.
Main Distribution Frame (MDF) Cross-Connections and Heat Coils — Purchaser shall run MDF cross-connections and install heat coils unless otherwise noted in the Order.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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Designation Strips — Purchaser shall number all designation strips unless otherwise noted in the Order.
Fire Protection Apparatus — Purchaser shall install the permanent fire protection apparatus.
Furniture and Fixtures — Purchaser shall provide and/or install all furniture and fixtures unless otherwise noted in the Order.
          12.5.4 CONDITIONS NORMALLY PROVIDED BY SUPPLIER The following items and conditions will normally be provided by Supplier (If required by the conditions of the specific installation) and are to be included in the installation Services price quote from Supplier, where applicable, unless otherwise agreed upon in writing by Purchaser and Supplier.
Receipt and Inspection of PRODUCT — Supplier’s installer shall receive and inspect PRODUCT shipments; report shortages, damaged or defective PRODUCT to Supplier’s or Purchaser’s organization responsible for replacement; and when Supplier is responsible for replacement and/or shortages, provide a copy of all re-orders and/or shortage reports to Purchaser.
Protection of PRODUCT, Equipment or Buildings — Supplier shall provide protection for equipment or buildings in accordance with the practices of Purchaser. Supplier shall make repairs necessary for damage to equipment or buildings for which Supplier is responsible.
Coverage for Returned PRODUCT — Notwithstanding the provisions of the Article 14 hereof, entitled WARRANTIES, and Clause 12.3.3 hereof entitled REPAIRS AND REPLACEMENT - OUT OF WARRANTY, when Supplier provides PRODUCT, Supplier shall bear cost and risk of in-transit loss for PRODUCT returned by Supplier’s installer to Supplier for repair or replacement of defective or damaged PRODUCT.
General Method of Procedure — Installer shall provide for Purchaser’s approval a General Method Of Procedure (MOP) for each job. Such General MOP shall specify whether detailed MOP(s) are required or not.
Detailed Method of Procedure — Before starting work operations, Supplier’s installer will provide, for Purchaser’s approval, a detailed MOP for work on live/working equipment and for work operations requiring detailed MOPs as outlined in the General MOP.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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Monthly Progress Report — Supplier’s Installer shall provide to Purchaser a monthly progress report indicating percent (%) of work completed.
Removed/Disconnected Equipment — Supplier’s Installer shall advise Purchaser of all equipment removed/disconnected within five (5) days of performing such work. Disposition of surplus and removed Purchaser-owned equipment shall be as directed by Purchaser.
Determination of Working Equipment — Supplier’s Installer shall determine that working equipment is in satisfactory condition prior to performing additions, modifications and/or change work. All such equipment shall be returned to Purchaser in an acceptable working condition.
Maintenance of PRODUCT — Supplier shall assume the risk of damage and loss to PRODUCT and the costs of maintaining PRODUCT until accepted by Purchaser.
Frame and Aisle Lighting — Supplier shall install conduit, wire, fixtures, and other necessary material for frame and aisle lighting as specified by Purchaser.
Cross-Connections other than on MDF — Supplier shall run cross-connections on Distributing Frames other than the MDF in accordance with Purchaser’s cross-connection list if requested.
Engineering Errors — When Supplier also provides the engineering Services for PRODUCT, Supplier shall be responsible for correcting engineering errors at no additional charge to Purchaser and for issuing of credit for any excess PRODUCT and/or SERVICES resulting from such engineering errors.
Hauling and Hoisting — Supplier shall provide all warehousing, hauling and hoisting necessary to complete installation SERVICES.
     12.6 INSTALLATION BY PURCHASER Except as may mutually agreed to by the parties in writing, all Installation will be performed by Purchaser or a certified supplier contracted by Purchaser.
          12.6.1 INSTALLATION SUPPORT SERVICES Prior to installation and during the installation and Acceptance Periods, Purchaser shall be provided installation support SERVICES and technical support SERVICES at no additional charge by Supplier. Installation and technical support SERVICES and DOCUMENTATION provided by Supplier shall be as follows:
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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1. Supplier shall provide, at no charge to Purchaser, telephonic Technical Assistance Center (TAC) SERVICE, which shall be available twenty-four (24) hours per day, seven (7) days per week; and
2. Supplier shall provide, at such rates as mutually agreed upon between the parties, as required by Purchaser, to provide a project manager to represent Supplier on all matters; and
3. Supplier shall provide, at such rates as mutually agreed upon between the parties, upon request, technical personnel during cutover/in service including weekends, (48 hours post cutover/in-service) to ensure SYSTEM and PRODUCT performance.
4. Supplier shall provide, at such rates as mutually agreed upon between the parties, on-site technical support during the installation and Acceptance Periods, to be dispatched within 24 hours of request by Purchaser.
5. Supplier shall replace defective PRODUCT with new PRODUCT, as set forth in Section 12.3 hereof, entitled REPAIRS AND REPLACEMENT.
6. Supplier agrees that in the event PRODUCT does not perform in accordance with the SPECIFICATION, or is defective, then Supplier shall provide on-site technical assistance.
7. Supplier shall furnish at no charge to Purchaser current, updated relevant and complete DOCUMENTATION to support Purchaser and/or its agent’s installation, heat testing, load testing, ACCEPTANCE, turnover, cutover/in-service, and maintenance.
          12.6.2 METHOD OF PROCEDURE Supplier shall meet with Purchaser (Early Job Conferences, contact meetings, test and analysis meetings) to collect all essential information needed and to jointly prepare a Method of Procedure (MOP). Supplier, Purchaser and/or its agent shall plan all aspects of the job and a sequence of performance to complete the job on schedule, which is understood and mutually agreeable to both parties. All job requirements should be discussed, resolved and approved by Purchaser at these preliminary meetings, including schedules (ordering, installation start, in-progress job status, completion, etc.), quality, technical and performance issues, workmanship, load testing, and ACCEPTANCE testing. Heat testing on the job or the waiver of such heat testing due to heat testing performed during manufacture, or the waiver of such heat testing due to statistical analysis, shall be determined in the MOP. Load testing shall demonstrate to Purchaser that the SYSTEM or PRODUCT meets the parameters for which the SYSTEM or PRODUCT was
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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specified, including but not limited to traffic capacity, failure rates, SYSTEM or PRODUCT functionality and performance objectives.
ARTICLE 13
ACCEPTANCE
     ACCEPTANCE shall be within the exclusive control of Purchaser. ACCEPTANCE of the SYSTEM, PRODUCT and/or SERVICES provided by Supplier pursuant to Order(s) issued under this Agreement shall not occur prior to Purchaser‘s ensuring that the SYSTEM, PRODUCT and/or SERVICES perform in accordance with Purchaser’s SPECIFICATIONS, which shall include all functional requirements set forth in the Purchaser’s Request for Proposal. ACCEPTANCE of any SYSTEM, PRODUCT or SERVICES shall only occur upon Purchaser’s issuance of a Notice of ACCEPTANCE.
     13.1 TYPES OP ACCEPTANCE The PRODUCT and SERVICES to be furnished or delivered pursuant to Order(s) issued under this Agreement shall be subject to ACCEPTANCE in accordance with one of the following procedures:
1.	PRODUCTS and SERVICES that Purchaser determines must go through Purchaser’s FIRST OFFICE APPLICATION and subsequent purchases of SERVICES that have successfully completed FOA ACCEPTANCE and have become GENERALLY AVAILABLE PRODUCT (“GA”) (see Section 13.3).

13.2	[Intentionally Omitted.]
     13.3 FIRST OFFICE APPLICATION (“FOA”) and GENERALLY AVAILABLE PRODUCT (“GA”) ACCEPTANCE
          13.3.1 FIRST OFFICE APPLICATION (“FOA”) ACCEPTANCE Except as otherwise agreed to by the parties on a case-by-case basis, in the event that a First Office Application ACCEPTANCE procedure is required by Purchaser, such an ACCEPTANCE procedure shall occur in two phases, denoted as Phase I and Phase II. Purchaser shall have a sixty (60) day period (“FOA Phase I Acceptance Period”) to determine whether or not the PRODUCT or SERVICE initially meets the parameters for which the PRODUCT or SERVICE was specified including but not limited to traffic carrying capacity, failure and report rate, functionality, including System functionality, operational definitions and performance objectives in conformance with SPECIFICATIONS utilizing Supplier’s standard ACCEPTANCE test procedures and Purchaser’s own independent requirements, standards and testing procedures. Upon
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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successful completion of such testing, Purchaser will issue a Notice of Initial ACCEPTANCE to Supplier; or if the Product fails ACCEPTANCE in such a way as to be service affecting, a Notice of Defect, in accordance with Section 27.11 hereof, entitled NOTICES.
          13.3.2 FOA PHASE II ACCEPTANCE Except as otherwise agreed to by the parties on a case-by-case basis, FOA Phase II ACCEPTANCE shall commence when in the judgment of Purchaser the PRODUCT or SERVICE is fully operational and loaded with sufficient traffic in order to determine whether or not the PRODUCT or SERVICE operates and functions in a fully compatible mode, functioning together, performing and interoperating as a fully integrated and efficient whole with itself and with all other switching, transport and transmission elements and other facilities and equipment in the Purchaser network for a continuous thirty (30) day period (“FOA Phase II Acceptance Period”), in accordance with the SPECIFICATIONS incident to this Agreement or any Order(s) issued pursuant to this Agreement. Upon successful completion of FOA Phase II ACCEPTANCE, Purchaser will issue a Notice of FOA ACCEPTANCE signifying that full and final ACCEPTANCE of the FOA portion of the PRODUCT or SERVICE has occurred; or in the event the FOA fails ACCEPTANCE in such a way as to be service affecting, a Notice of Rejection in accordance with Section 27.11 hereof, entitled NOTICES.
          13.3.3 FOA CORRECTIVE ACTION PLAN Except as otherwise agreed to by the parties on a case-by-case basis, in the event that the Supplier’s SYSTEM, PRODUCT, or SERVICE does not meet the SPECIFICATIONS for Phase I or Phase II of the FOA, the Supplier shall respond with a documented FOA Corrective Action plan. The plan shall address the unacceptable condition with a root cause analysis of the problem, the proposed solution, the process modification to prevent reoccurrence, the time frame for the changes, and the person(s) responsible for Supplier’s implementation of the plan.
     The FOA Corrective Action plan shall be presented to the Purchaser Representative for concurrence prior to implementation, and such concurrence shall not be unreasonably withheld or delayed. Upon completion of the Corrective Action Plan by Supplier, Purchaser shall reinitiate its ACCEPTANCE procedures and the applicable ACCEPTANCE Period shall start anew. In the event that the SYSTEM, PRODUCT, or SERVICE in the FOA fails Phase I or Phase II ACCEPTANCE in such a way as to be service affecting, Purchaser may reject, in whole or in part, the SYSTEM(s), PRODUCT, or SERVICE and Supplier shall promptly refund any payment which Purchaser may have made for the rejected SYSTEM, PRODUCT, or SERVICE and Purchaser may procure through a third party or other sources substitute functionally similar or comparable SYSTEM, PRODUCT, or SERVICE as may be deemed necessary to replace that which has been rejected in such a manner and under such terms as Purchaser may deem
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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appropriate. If the installation was provided by Supplier, Supplier shall be responsible for the immediate removal of the rejected equipment.
13.4 SERVICES ACCEPTANCE
     All Services shall be subject to Acceptance by Purchaser after completion to determine conformity with the Specifications and Statement of Work. Unless otherwise mutually agreed, Purchaser shall have a period of thirty (30) days following completion of any Supplier Service within which to complete Acceptance testing. Following notification by Purchaser that the Services have failed Acceptance, if Supplier is unable to reperform such Services, in whole or in part, within five (5) business days or such lesser time as is determined by Purchaser to be reasonable, then Purchaser may reject such Services, and receive a refund of all amounts paid with respect to such Services.
ARTICLE 14
WARRANTIES
     WARRANTIES & SPECIFICATIONS Supplier represents and warrants that all PRODUCT will be free from defects in material or workmanship and will conform to, comply, function and perform in accordance with the SPECIFICATIONS, and that Supplier will make all necessary modifications, adjustments, repairs and replacements to maintain all PRODUCT in such condition during the applicable warranty period and in accordance with this Agreement.
     14.1 WARRANTY OF TITLE Supplier warrants that it shall have, as of the date of each Order, and as of the ACCEPTANCE DATE of each PRODUCT thereunder, and throughout any applicable license term thereunder, including any renewals or extensions thereof, free and clear title to, and the right to possess, use, sell, transfer, assign, license, or sub license, any and all PRODUCT(S) that are sold, licensed or otherwise provided to Purchaser by Supplier pursuant to such Order. Supplier shall not create or permit the creation of any lien, encumbrance, or security interest in any PRODUCT licensed to Purchaser, or sold to Purchaser and for which title has not yet passed to Purchaser, without the prior written consent of Purchaser. Title to any PRODUCT licensed-by Purchaser hereunder shall remain with Supplier through the applicable license term, unless otherwise specified in this Agreement or any amendment hereto. For all PRODUCTS, title to and risk of loss for any PRODUCT purchased by Purchaser hereunder shall pass to Purchaser, in accordance with Section 8.1 hereof entitled TITLE AND RISK OF LOSS. Passing title to any PRODUCT shall not constitute ACCEPTANCE on the part of Purchaser.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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          14.1.1 QUIET ENJOYMENT With respect to any PRODUCT or SERVICES furnished hereunder, Supplier agrees that Purchaser shall be entitled to possess and use such PRODUCT or SERVICES during the Initial term, including any extensions or renewals thereof, without interruption by Supplier or any person claiming by or through Supplier, provided only that Purchaser shall duly perform its obligations pursuant to this Agreement and the applicable Order.
     14.2 BASIC WARRANTY Supplier represents and warrants that all PRODUCT will be free from defects in material or workmanship and will conform to, comply, function and perform in accordance with the requirements and SPECIFICATIONS stated in the REQUIREMENTS DOCUMENTS and as stated in Section 14.8 of this Agreement, entitled WARRANTY PERIOD, and that Supplier will make all necessary adjustments, repairs and replacements to maintain all PRODUCT in such condition during the term of the applicable warranty, in accordance with the terms and conditions hereof. Supplier further warrants that each PRODUCT furnished under this Agreement will perform such general and specific operations and have such general and specific characteristics as described and claimed for them in any of Supplier’s published literature, descriptions and specifications whether or not such literature, descriptions and specifications are included in or referenced by an Order or this Agreement.
     14.3 [Intentionally Omitted.]
     14.4 [Intentionally Omitted.]
     14.5 ADDITIONAL COMMITMENTS AND WARRANTIES Any written commitment after the effective date of this Agreement by Supplier under the terms of any Order or of this Agreement shall be binding upon Supplier whether or not incorporated into said Order or this Agreement. For purposes of this Agreement, a commitment by Supplier shall include: (i) prices and options committed by Supplier or its agent to remain in force during the term of this Agreement; (ii) any warranty or representation made by Supplier or its agent in a written proposal to Purchaser as to PRODUCT performance, total SYSTEM’S performance, or any other physical, design, or functional characteristics of SYSTEM or PRODUCT; (iii) any warranty or representation made by Supplier or its agent concerning the characteristics or items described in above, made in any literature, descriptions, drawings or specifications accompanying or referred to in a proposal or presentation to Purchaser; and (iv) any representation by Supplier or its agent in a written proposal, in supporting documents or in negotiations subsequent thereto as to training to be provided, services to be performed, prices and options committed to remain in force over a fixed period of time, or any other similar matter regardless of the fact that the duration of such commitment may exceed the duration of this Agreement.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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     14.6 SURVIVAL All Warranties shall survive inspection, ACCEPTANCE and payment. Any additional terms and conditions to this Warranty and this Agreement will be of no effect unless such additional terms and conditions are in the form of an amendment to this Agreement and signed by both parties
     14.7 [Intentionally Omitted]
     14.8 WARRANTY PERIOD
          14.8.1 HARDWARE
     14.8.1.1 The term “warranty period” as used in this Agreement, and any amendment thereto, means the period of time listed below unless the parties have agreed in writing to a different warranty period. The warranty period for HARDWARE commences upon shipment of equipment.
     14.8.1.2 The warranty period for HARDWARE is as follows:
WARRANTY PERIOD

HARDWARE TYPE	NEW HARDWARE		REPAIR/REPLACEMENT HARDWARE

PRODUCTS	36 months		Remainder of NEW
HARDWARE Warranty or
90 days, whichever is
longer.

TEST EQUIPMENT	” ”	”	”

APPARATUS	” ”	”	”

PARTS	” ”	”	”
     14.8.1.3 Third Party materials other than HARDWARE (including extensions or additions), limited to materials purchased by Supplier at the specific written request of Purchaser which are not normally furnished by Supplier as part of the specified HARDWARE, will have the manufacturer’s warranty. Such manufacturer’s warranty is supplementary to Supplier’s commitment to warrant the PRODUCT, including all third
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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party products that are components of the PRODUCT or are used in conjunction with the PRODUCT. The provision of a manufacturer’s warranty in no way limits Supplier’s warranty obligations as set forth herein. If the manufacturer’s warranty cannot be passed through to Purchaser or cannot otherwise be enforced by Purchaser Supplier will be responsible for providing at a minimum the same warranty protection as the manufacturer’s warranty and/or shall be liable for any and all costs incurred By Purchaser to correct or have corrected by a third party a warranty defect in such third party materials.
     14.8.1.4 The warranties set forth in this clause shall not apply to components of the HARDWARE which are normally consumed in operation or which have a normal life inherently shorter than the applicable warranty period such as light bulbs and fuses.
             14.8.2 SOFTWARE
     14.8.2.1 The Warranty Period for SOFTWARE commences upon Purchaser’s issuance of a Notice of ACCEPTANCE.
The Duration of the WARRANTY PERIOD is as follows:

NEW SOFTWARE	REPAIR/REPLACEMENT SOFTWARE

36 Months	Remainder of NEW SOFTWARE Warranty or () 90 days, whichever is longer.
     14.8.2.2 The warranty shall apply to all Software Releases, upgrades, enhancements, fixes, modifications and the like made by Supplier or by Purchaser, for the current full release and prior full releases, as well as third party software within the SOFTWARE and Supplier’s firmware. Exercise of Purchaser’s right to make modifications to the SOFTWARE or to combine the SOFTWARE with other software, as set forth in Section 15.1 hereof, entitled RIGHTS IN SOFTWARE, shall have no effect upon the warranties contained in this Article.
     14.8.2.3 In the event the SOFTWARE fails to perform as warranted Supplier shall promptly correct or replace the SOFTWARE.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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     14.8.2.4 The transportation expense associated with returning SOFTWARE to and from Supplier shall be borne by Supplier.
     14.8.2.5 Supplier shall notify Purchaser of defects in Supplier’s SOFTWARE of which Supplier becomes aware and Supplier shall immediately initiate corrective actions and make its best efforts to correct all defects. Where the defect is service affecting, the warranty period shall be temporarily suspended during the period needed to correct the defect and upon correction shall restart for the remaining warranty period or ninety (90) days whichever is greater.
     14.8.2.6 Software Release Warranty Supplier hereby represents and warrants that it will support the current full release of SOFTWARE and two full versions back. Supplier hereby additionally represents and warrants to Purchaser that, for a period of twenty-four (24) months following the ACCEPTANCE DATE for such any PRODUCT:
Supplier will continue support for older releases more than two full releases back if the subsequent releases eliminate, reduce or degrade functionality used by Purchaser or requires additional hardware to maintain that same functionality.
     14.8.2.7 Supplier also shall perform a Post Mortem analysis after each major Software Release. Such analysis should determine which development stage activities were accomplished smoothly and which activities contributed to problems that effected quality or scheduling. Results of the analysis should yield documented process improvement plans which will be implemented before development of the next release begins.
14.9 Year 2000 — REPRESENTATION AND WARRANTY
     14.9.1 SOFTWARE In addition to and without limitation of any other right or remedy of Purchaser, Supplier represents and warrants that all SOFTWARE delivered hereunder will record, store, process, and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, as such SOFTWARE record, store, process and present calendar dates falling on or before December 31, 1999. Supplier further represents and warrants that in all other respects such SOFTWARE shall not in any way lose functionality or degrade in performance as a consequence of such SOFTWARE operating at a date later than December 31, 1999. Without limitation of the foregoing, Supplier’s representative will consult with Purchaser’s designated representative for century date change requirements, to ensure that such
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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SOFTWARE will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, and to ensure that such SOFTWARE will be interoperable with other equipment used by Purchaser which may deliver records to such SOFTWARE, receive records from such SOFTWARE, or interact with such SOFTWARE in the course of processing data.
     14.9.2 HARDWARE In addition to and without limitation of any other right or remedy of Purchaser, Supplier represents and warrants that all HARDWARE delivered hereunder will record, store, process, and present calendar dates falling on or after January 1, 2000, and with the same functionality, as such Systems record, store, process and present calendar dates falling on or before December 31, 1999. Supplier further represents and warrants that in all other respects such HARDWARE shall not in any way lose functionality or degrade in performance as a consequence of such HARDWARE operating at a date later than December 31, 1999. Without limitation of the foregoing, Supplier’s representative will consult with Purchaser’s designated representative for century date change requirements, to ensure that such HARDWARE will lose no functionality nor will they degrade in performance with respect to the introduction of records containing dates falling on or after January 1, 2000, and to ensure that such HARDWARE will be interoperable with other equipment used by Purchaser which may deliver records to such HARDWARE, receive records from such HARDWARE, or interact with such HARDWARE, in the course of processing data.
     14.9.3 SYSTEMS In addition to and without limitation of any other right or remedy of Purchaser, Supplier represents and warrants that all SYSTEMS, consisting of all components of the Supplier’s PRODUCT(S), purchased hereunder, and all other Supplier-provided switching, transport, transmission elements, other facilities and equipment in the Purchaser’s network will record, store, process, and present calendar dates falling on or after January 1, 2000, and with the same functionality, as such SYSTEMS record, store, process and present calendar dates falling on or before December 31, 1999, whether operating separately or functioning together, performing and interoperating as a fully integrated and efficient whole. Supplier further represents and warrants that in all other respects such SYSTEMS shall not in any way lose functionality or degrade in performance as a consequence of such SYSTEMS operating at a date later than December 31, 1999. Without limitation of the foregoing, Supplier’s representative will consult with Purchaser’s designated representative for century date change requirements, to ensure that such SYSTEMS will lose no functionality nor will they degrade in performance with respect to the introduction of records containing dates falling on or after January 1, 2000, and to ensure that such SYSTEMS will be interoperable with other equipment used by Purchaser which may deliver records to such SYSTEMS, receive records from
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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such SYSTEMS, or interact with such SYSTEMS, in the course of processing data.
     14.9.4 SERVICES In addition to and without limitation of any other right or remedy of Purchaser, Supplier represents and warrants that all SERVICES and all services, tools, products and components (including without limitation any computing devices, software, firmware and processes) (“MATERIALS”) used by or on behalf of Supplier or its permitted subcontractors to perform or provide any and all of the WORK required to be performed hereunder will record, store, process, and present calendar dates falling on or after January 1,2000, in the same manner, and with the same functionality, as such MATERIALS record, store, process and present calendar dates falling on or before December 31, 1999. Supplier further represents and warrants that in all other respects such WORK shall not in any way lose functionality and shall not degrade, suffer defects, or provide incorrect results or data as a consequence of the provision of such WORK at a date later than December 31, 1999 or processing, receiving or transmitting data containing or including dates falling after December 31, 1999. In addition, Supplier represents and warrants that such WORK shall not in any manner cause the SOFTWARE, HARDWARE and SYSTEMS affected by the WORK to lose functionality in any way or to degrade, suffer defects, or provide incorrect results or data. Without limitation of the foregoing, Supplier will regularly consult with Verizon’s designated representative for century date requirements and to insure continued interoperability between Supplier systems and any applicable Purchaser systems used in connection with the WORK.
          14.10 ILLICIT CODE Supplier warrants (a) unless authorized in writing by Purchaser or (b) necessary to perform valid duties under this Agreement and authorized in writing by Purchaser, any SOFTWARE provided to Purchaser by Supplier for use by Supplier or Purchaser shall: (a) contain no hidden files; (b) not replicate, transmit, or activate itself without control of a person operating computing equipment on which it resides; (c) not alter, damage, or erase any data or computer programs without control of a person operating the computing equipment on which it resides; (d) contain no encrypted imbedded key unknown to Purchaser, node lock, time-out or other function, whether implemented by electronic, mechanical or other means, which restricts or may restrict use or access to any programs or data developed under this Agreement, based on residency on a specific hardware configuration, frequency of duration of use, or other limiting criteria (“Illicit Code”). Should any program have any of the foregoing attributes, and notwithstanding anything elsewhere in this Agreement to the contrary, Supplier shall be in default of this Agreement, and no cure period shall apply. In addition to any other remedies available to it under this Agreement, Purchaser reserves the right to pursue any civil and/or criminal penalties available to it against the Supplier.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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          14.11 SERVICES Supplier warrants to Purchaser that SERVICES provided hereunder shall be expertly performed in a manner which meets or exceeds the prevailing standards in the industry, and in accordance with applicable SPECIFICATIONS. All warranties shall survive inspection, ACCEPTANCE and payment.
          14.12 EMPLOYEES AND SUBCONTRACTORS BOUND Supplier represents that it has and will maintain an appropriate agreement(s) with its employees, or (without altering the restrictions against subcontracting set forth elsewhere in this Agreement) others whose services Supplier may require, sufficient to enable it to comply with all provisions of this Agreement, including, without limitation, the provisions relating to intellectual property. Upon request by Purchaser, Supplier shall make such agreements available for inspection by Purchaser. Supplier shall be in all aspects liable for any acts or omissions of its employees and subcontractors as well as any breaches of this Agreement arising from such acts or omissions.
ARTICLE 15
SOFTWARE
     IRREVOCABLE SOFTWARE RIGHTS In the event Purchaser fails to meet its uncontested payment obligations in connection with LICENSED MATERIALS provided by SUPPLIER, Supplier may cancel only the license for such LICENSED MATERIALS for which payment has not been made. In no way shall such cancellation act to terminate, cancel or otherwise impair Purchaser’s rights under this agreement for LICENSED MATERIALS which have been purchased and paid for. In the event Purchaser otherwise breaches the license, Supplier may be entitled to seek damages which result from such breach and to injunctive relief intended to end the breach; provided however that no such injunction, nor the payment of damages, shall enjoin or have the effect of enjoining the use of the LICENSED MATERIALS in accordance with the terms and conditions of the license nor act to otherwise impair Purchaser’s rights to LICENSED MATERIALS which have been purchased hereunder.
          15.1 RIGHTS IN SOFTWARE Unless otherwise specified in an Order, Supplier hereby grants to Purchaser as to any LICENSED MATERIALS, including all feature releases/upgrades, patches, fixes, corrections, enhancements, improvements and updates relating to such LICENSED MATERIALS, in any form known or unknown, a perpetual, irrevocable, royalty-free, world-wide, non-exclusive, unrestricted, except as provided herein, right and license, under any intellectual property or license rights now or hereafter acquired by Supplier or its affiliates:
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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(i)	to use, execute and operate the LICENSED MATERIALS, in whole or in part, on any computer system or processor on which the LICENSED MATERIALS will function, and on any number of computer systems or processors, provided the use, execution or operation is in the normal course of business; notwithstanding anything to the contrary in the Agreement, use by or for Purchaser’s direct or lower tier customers, as incident to, arising out of, or as reasonably necessary to comply with, the Telecommunications Act of 1996 or any FCC orders implementing same, or any similar unbundling, resale or interconnection requirements imposed by any state or local public service authority shall be deemed to be use, execution or operation in the normal course of business and shall be included, without additional charge, within the scope of the license granted under this Agreement;

(ii)	to perform, display, transmit and integrate the LICENSED MATERIALS, subject to the limitations in Section 15.1;

(iii)	to sublicense, transfer, or assign solely in connection with the sale, rental, lease, transfer, or assignment of PRODUCT; and

(iv)	to authorize any third party to exercise any of the foregoing rights and licenses, provided such exercise is in support of or arises out of Purchaser’s normal course of business.
          Purchaser acknowledges Supplier’s representation that LICENSED MATERIALS are the property of Supplier or its suppliers and that Purchaser shall not have any ownership interest in LICENSED MATERIALS.
          Purchaser shall hold LICENSED MATERIALS as they treat their own confidential information of similar type and value. Purchaser’s obligations hereunder shall not extend to any information or data relating to LICENSED MATERIALS which are now available to the public or become available by reason of acts or omissions not attributable to Purchaser. Supplier shall hold Purchaser’s Developed Information as they treat their own confidential information of similar type and value.
          Purchaser shall have the right to transfer the right to use LICENSED MATERIALS furnished under this Agreement without the payment of an additional right to use fee by transferee (“Transfer Rights”). The transferee shall have the same right to warranty, as set forth Article 14 hereof, entitled WARRANTIES.
          The license term for SOFTWARE shall commence upon the issuance by Purchaser of a notice of ACCEPTANCE of such SOFTWARE and shall continue perpetually, unless terminated by Purchaser by giving Supplier sixty (60) days prior
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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written notice. Termination of such license term shall also automatically terminate any maintenance services for such SOFTWARE
          Where circumstances of the Software allow, Purchaser shall have the right, at no additional charge, to access the Software by means of remote electronic access. With each license of SOFTWARE ordered hereunder, Supplier shall provide Purchaser with RELATED DOCUMENTATION and DOCUMENTATION identified in Article 6 hereof, entitled DOCUMENTATION, SUPPLIER’S SPECIFICATIONS, INFORMATION, RECORDKEEPING AND DISCLOSURE, together with documentation which either is provided by Supplier to any of its other customers for the Software or is reasonably necessary to enable Purchaser to adequately use such SOFTWARE. All documentation shall be in English and shall comply with commonly accepted industry standards with respect to content, size, legibility and reproducibility.
          Supplier agrees that RELATED DOCUMENTATION obtained by Purchaser hereunder may be disclosed to a third party solely for the purpose of installing, repairing, and maintaining the system for which software hereunder is licensed, or operating software provided that the third party agrees in writing (a copy of which will be provided to Supplier) to treat such RELATED DOCUMENTATION in confidence and to the corresponding conditions respecting use of such software documentation herein.
ARTICLE 16
INTELLECTUAL PROPERTY — GENERAL OBLIGATIONS
          INFRINGEMENT Supplier acknowledges that Purchaser is a provider of telecommunications services and does not manufacture any of the component parts of its network. Supplier further acknowledges that Purchaser intends to use Supplier’s PRODUCTS in combination with Suppliers’ other products and the products of others. As a consequence, Purchaser’s decision to deploy Supplier’s PRODUCTS within its network is made in reliance on Supplier’s assurance that such use of PRODUCTS does not infringe the intellectual property rights of others. Furthermore, Purchaser requires that Supplier will indemnify, hold harmless and defend Purchaser from and against any loss, cost, damage, claim, expense or liability that may arise out of, or result by reason of such infringement or claim of infringement, whether arising out of Purchaser’s use of such PRODUCTS or the acts of Supplier. In the event Supplier’s PRODUCTS is found to be infringing, Purchaser requires Supplier to make every effort to license, modify or replace the infringing PRODUCTS to avoid removal of such PRODUCTS from Purchaser’s network. In the event Supplier is unable to license, modify or replace the infringing PRODUCTS and Purchaser must remove the infringing PRODUCTS from it network, Supplier shall provide a full refund and shall be liable for all costs associated
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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with a full refund, removal and replacement including but not limited to excess cost of reprocurement.
          16.1 INFRINGEMENT OF PATENTS, COPYRIGHTS, AND TRADEMARKS The following terms apply to any infringement, claim of infringement or other misappropriation of any patent, trademark, copyright, trade secret or other proprietary interest, breach of fiduciary relationship or breach of contract related to the existence of a fiduciary relationship (“Claim”) based on or arising out of the disclosure, development, manufacture, use, reproduction, possession, distribution, sale, transfer, resale, misuse or misappropriation of any PRODUCT or SERVICES furnished under this Agreement.
          Supplier shall indemnify, hold harmless and defend Purchaser (“Indemnitee”) from and against any loss, cost, damage, claim, expense, including without limitation court costs and reasonable attorney fees, or liability that may arise out of, or result by reason of, any such infringement or claim, including without limitation any claim or cause of action of whatever type or nature arising out of any claim, cause of action or litigation, between Supplier, any of its subsidiaries, affiliates or successors in interest whether currently pending or during the term of this Agreement. Supplier shall defend or settle, at its own expense, any action, suit or proceeding against any Indemnitee arising in connection with a Claim, and shall pay any damages, costs or expenses awarded therein or payable in settlement; provided, however, that no such settlement shall compromise, impede or limit in any manner Purchaser’s possession, use or distribution of the SYSTEM, PRODUCT or other item subject to the Claim. Purchaser shall notify the Supplier promptly, in accordance with Section 27.11 hereof, entitled NOTICES, of any claim of infringement for which Supplier is responsible, and shall cooperate with Supplier in every reasonable way to facilitate the defense of any such claim.
          Without limitation of the foregoing, should Purchaser’s use of, or full benefit from, the SYSTEM, PRODUCT, and/or SERVICES be impeded, prevented or limited by injunction or other court order arising out of any such infringement or other cause of action for which Supplier is responsible, Supplier shall, in addition to the above indemnity, at no expense, loss or damage to Purchaser and, at Supplier’s option:
1. replace such PRODUCT and/or SERVICES which Supplier can demonstrate to Purchaser’s reasonable satisfaction are equally suitable PRODUCTS and/or SERVICES and which are free of any infringement; or
2. modify such PRODUCTS and/or SERVICES without reduction or loss of functionality so that it or they will be free of infringement; or
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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3. by license or other release from claim of infringement, procure for Purchaser’s benefit the right to use, install, sell, or resell such PRODUCTS and/or SERVICES; or
4. i) if none of the foregoing can be rapidly and effectively accomplished such that the Purchaser’s implementation schedules will be delayed by more than one hundred and twenty (120) days or such longer period as may be agreed to by the Parties; or
     ii) should Supplier fail to use its best efforts to develop, support or market the PRODUCTS in a commercially reasonable manner; or
     iii) if Supplier discontinues the development or manufacture, or otherwise exits the business of providing the PRODUCT or acts in such a way as to support a determination by Purchaser that Supplier plans to so discontinue manufacture or exit the business, provided, however, that the terms “discontinue” and “exit,” as used in this Clause 16.1.4(iii) shall not include
(a) advances by Supplier in the technology of the PRODUCT so long as such advances in technology are backward compatible with, and so long as Supplier continues to support, the PRODUCT and
(b) the sale or transfer of that part of Supplier’s business that includes the subject matter of this Agreement to a third party approved by Purchaser, which approval shall not be unreasonably withheld, who agrees to assume the obligations of this Agreement; and provided, further, that Supplier’s obligations under this Article 16.1.4(iii) shall terminate (except for Supplier’s obligations to support the PRODUCT) and
(c) at such time that Purchaser discontinues ordering PRODUCTS in accordance with its commitments under the Agreement, other than replacement parts for PRODUCTS already installed;
Supplier shall, if directed by Purchaser,
(1) remove the PRODUCTS from the premises of Purchaser or such other location, and refund to Purchaser the full PRODUCT purchase price and any non-recurring reasonable amount paid for the use of any associated SOFTWARE and the reasonable costs associated with removal thereof, and shall, at its own expense, restore the premises as nearly to their original condition as is reasonably possible, unless otherwise directed in writing by Purchaser;
(2) pay to Purchaser an amount equal to all reasonable charges, costs and expenses
(i) to reprocure similar generally available PRODUCTS and SERVICES from a third party on an expedited basis, it
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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being understood that any such costs associated with such PRODUCTS and SERVICES will be net of the refund of the purchase price referred to above,
(ii) to retrofit the Purchaser’s network and its infrastructure, including substantiated installation costs, whether any of the foregoing damages in items (i) and (ii) are general or special in nature; and Purchaser may terminate the Agreement without liability of any type or character to SUPPLER.
          If either Purchaser or Supplier is directed by a court of competent jurisdiction, after all permissible appeals have been taken, to cease further use or deployment of, or remove the PRODUCTS from the premises of Purchaser or such other location, then Supplier shall
1. remove the PRODUCTS from the premises of Purchaser or such other location, and refund to Purchaser the full PRODUCT purchase price paid to date and any non-recurring reasonable amount paid for the use of any associated SOFTWARE and the reasonable costs associated with removal thereof, and shall, at its own expense, restore the premises as nearly to their original condition as is reasonably possible, unless otherwise directed in writing by Purchaser;
2. pay to Purchaser an amount equal to all reasonable charges, costs and expenses
(i) to reprocure similar commercially available PRODUCTS and SERVICES from a third party on an expedited basis, it being understood that any such costs associated with such PRODUCTS and SERVICES will be net of the refund of the purchase price referred to above,
(ii) to retrofit the Purchaser’s network and its infrastructure, including substantiated installation costs, and
(iii) any assessments or penalties imposed by regulatory agencies as a consequence of such removal of PRODUCTS, whether any of the foregoing damages in items (i) through (iii) are general or special in nature; and Purchaser may terminate the Agreement without liability of any type or character to Supplier.
          16.2 INTELLECTUAL PROPERTY RIGHTS Supplier pursuant to this Agreement and the relationship created herein will provide PRODUCTS and SERVICES including without limitation previously developed HARDWARE and SOFTWARE, firmware, internal code, materials and services based upon or utilizing inventions, discoveries, know-how, techniques, data, reports, records, research, information, software and documentation developed, acquired or owned by Supplier, or to which Supplier holds a license, prior to and independent of this Agreement (“Information”); and furthermore Supplier may develop, acquire or obtain a license for additional material, data, records, research, information, software, firmware and documentation (“Information”) which will
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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Contract No. C0302362

be used or useful in the provision of PRODUCT, SOFTWARE or SERVICES pursuant to this Agreement, but which Information was not initially developed, acquired or licensed in order to perform or satisfy the requirements of this Agreement. Supplier shall retain its right, title and ownership interest in all such Information; provided, however, that if, and to the extent that, such Information is provided to Purchaser or contained within a PRODUCT provided pursuant to this Agreement, Supplier hereby grants to Purchaser a license and right as set forth in Article 15 hereof, entitled SOFTWARE.
          Supplier recognizes that Purchaser possesses superior knowledge and experience, incident to the construction, operation and management of a complex local exchange network, cable systems and other telecommunications networks (“Purchaser’s NETWORKS”) and that Purchaser has made substantial investments of time, personnel and money in the development of a broad range of technical information and expertise relating to the Purchaser’s NETWORKS, and the hardware, equipment, facilities, and software used and useful in the construction, provision, operation and management of telecommunications services, including without limitation inventions, discoveries, know-how, techniques, data, reports, records, research, information, software, including source code and documentation developed, acquired or owned by Purchaser, or to which Purchaser holds a license, prior to and independent of this Agreement (“Purchaser’s Information”); and furthermore Purchaser may develop, acquire or obtain a license for additional data, records, research, information, software, including source code and documentation (“Purchaser’s Information”) which will be used or useful in the provision of telecommunications services, and associated Services. Purchaser shall retain its right, title and ownership interest in all such Purchaser’s Information.
          16.3 RIGHTS TO INNOVATIONS AND INVENTIONS Supplier and Purchaser acknowledge that new or proprietary or trade secret concepts, methods, techniques, processes, know-how, adaptations, ideas, inventions, discoveries, improvements, including without limitation patented or patentable concepts (“Innovations”) may be conceived, first reduced to practice, made or developed as a result of performance under this Agreement.
          Supplier and Purchaser agree that any Innovations developed, or otherwise made, during the course of this Agreement and which are exclusively related to performance of this Agreement shall be treated as follows: (a) if made by Purchaser’s personnel, it shall be the property of Purchaser; (b) if made by Supplier personnel, it shall be the property of Supplier; (c) if made jointly by personnel of Supplier and Purchaser, it shall be jointly owned without accounting, distribution or sharing of revenues of any kind between Supplier and Purchaser. This Agreement shall not preclude Supplier or Purchaser from developing materials which are competitive, irrespective of their similarity, to materials which might be delivered to Purchaser pursuant to this Agreement.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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16.3.1 PROSECUTION OF PATENTS Supplier and Purchaser further agrees that, each will sign and cause to be signed all papers and do and cause to be done all acts which may be necessary, desirable or convenient to enable the other, at the other’s expense, to file and prosecute applications for jointly owned patents on such inventions, discoveries and improvements, and to maintain patents granted thereon. Supplier shall have and acquire from Supplier’s and any subcontractor’s employees, agents and contractors who perform services under this Agreement, such assignment and rights as to assure that Purchaser shall receive all of the rights provided for in this Agreement. Supplier shall provide a copy of all documents to show that all Innovations and intellectual property developed by its and its subcontractor’s employees, agents and contractors have been transferred to Purchaser.
          16.4 LICENSES Except as set forth in Section 16.2 hereof, entitled INTELLECTUAL PROPERTY RIGHTS, no licenses, express or implied, under any patents, copyrights, trade secrets, trademarks or otherwise are granted by Purchaser to Supplier hereunder.
          16.5 IDENTIFICATION No Purchaser’s identification or simulation thereof, references to Purchaser or references to its respective trademarks, service marks, codes, drawings, or specifications will be used in any of Supplier’s advertising or promotional efforts in reference to activities undertaken by Supplier under this Agreement without Purchaser’s prior written permission. Supplier shall remove any identification, trade names, trademarks, insignia, symbols or evidences of Purchaser’s inspection prior to any sale, use or disposition of material or equipment rejected or not purchased by Purchaser. Supplier agrees to indemnify Purchaser against any claim arising out of Supplier’s failure to do so. This clause does not modify Section 16.8 hereof, entitled USE OF INFORMATION.
          16.6 INSIGNIA Upon Purchaser’s written request Supplier shall, at mutually agreed to charges, properly affix to HARDWARE certain of Purchaser’s trademarks, trade names, insignia, symbols, decorative designs, (hereafter “Insignia”) provided such insignia do not adversely affect the operation of the PRODUCTS. PRODUCTS rejected or not purchased by Purchaser which has been identified or marked with Purchaser’s insignia or evidences of Purchaser’s inspection, shall have all such insignia and evidences of Purchaser’s inspection removed, mutilated, destroyed or disposed of or as otherwise agreed upon, prior to any sale, use or dispositions thereof. Supplier agrees to indemnify and hold Purchaser harmless and if requested defend Purchaser from and against any claim, loss, damage or lawsuit arising out of Supplier’s failure to do so. This clause shall in no way modify the provisions of Section 16.8 hereof, entitled USE OF INFORMATION.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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          16.7 PUBLICITY Supplier agrees (i) to submit to Purchaser all advertising, sales, and promotional materials, press releases and other publicity materials relating to the SYSTEM, PRODUCT, or SERVICES under this Agreement wherein the name, marks, or the name or mark of the other is mentioned or containing language from which the connection of said names or marks may be inferred or implied; (ii) not to publish or use such advertising, sales and promotional materials, press releases, or other publicity materials before receiving the prior written approval from Purchaser. Such approval may be withheld by Purchaser at its sole discretion, and Supplier understands that Purchaser will not approve issuance of a press release to announce this or other Agreements in which the Supplier is providing products or services to Purchaser, other than in exceptional situations where Purchaser determines that a release would significantly benefit Purchaser.
          16.8 USE OF INFORMATION Any specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, written, oral or otherwise (all hereinafter designated “Information”) which Purchaser furnished, or shall furnish, to Supplier under this Agreement or in contemplation of this Agreement shall remain Purchaser’s. All copies of such Information in written, graphic or other tangible form shall be returned to Purchaser upon request. Unless such Information was previously known to Supplier free of any obligation to keep it confidential, or has been or is subsequently made public by Purchaser or a third party, it shall be kept confidential by Supplier, shall be used only in performing under this Agreement, and may not be used for other purposes except upon such terms as may be agreed upon in writing by Purchaser.
          16.9 SUPPLIER’S INFORMATION Except as mutually agreed upon in writing and in advance of such information being provided by Supplier no specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, written, oral or otherwise, furnished by Supplier to Purchaser under this Agreement shall be considered by Supplier to be confidential or proprietary whether or not marked as such.
ARTICLE 17
EXTRAORDINARY SUPPORT
          In addition to the provisions for repair or replacement of PRODUCT set forth in Section 12.3 hereof, entitled REPAIRS AND REPLACEMENT and Article 14 hereof, entitled WARRANTIES, Supplier agrees, in any event, if any natural or other disaster or emergency causes an out of service condition, Supplier shall use commercially reasonable efforts to provide best efforts to locate or provide (i.e. procure or
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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manufacture) and ship to Purchaser replacement PRODUCT, and make available necessary manpower within twenty four (24) hours of verbal notification by Purchaser.
     Such emergency support shall be available twenty four (24) hours a day, seven (7) days a week during the term of this Agreement and for a period of ten (10) years after the expiration of this Agreement or survival of the technology, whichever is greater.
     Charges for replacement PRODUCT AND SERVICES shall be at the prices contained in Appendix D or if not specifically set forth thereon, at Supplier’s then current rates for such services, subject to Supplier’s obligations under Section 7.3 hereof, for the term of this Agreement. This clause shall not be construed to require Supplier to maintain any inventories whatsoever nor maintain any position of readiness to perform in the future nor require breach of Supplier’s contractual obligations to third parties.
ARTICLE 18
[Intentionally Omitted]
ARTICLE 19
DEFAULT AND TERMINATION
     19.1 SUPPLIER DEFAULT Supplier shall be in default as defined in this Article, if Supplier fails to:
1. individually, or in the aggregate over time, in any material respect, make delivery of any PRODUCT or to perform any SERVICES within the time specified herein or in any applicable Order(s), including without limitation development dates, or any extension thereof by change order or amendment; or
2. individually, or in the aggregate over time, in any material respect, replace or correct defective PRODUCT or SERVICES in accordance with the provisions of Article 4 hereof, entitled SUPPLIER COMPREHENSIVE RESPONSIBILITIES FOR OVERALL PERFORMANCE, Article 10 hereof, entitled QUALITY ASSURANCE, Article 12 hereof, entitled INSTALLATION AND SUPPORT, Article 14 hereof, entitled WARRANTIES, and Section 18.1 hereof, entitled WORKAROUND.
3. perform, in any material respect, any of its other material obligations under this Agreement; or
4. make progress so as to endanger performance of this Agreement or any Order(s) in accordance with its terms; and, in any of the circumstances specified
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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in this Article, Supplier cannot demonstrate that the PRODUCTS or SERVICES will conform to this Agreement or any Order(s) and satisfy the ACCEPTANCE Criteria, or that the Supplier’s employees as a group assigned to the work are not capable of producing PRODUCTS which will conform to this Agreement or any Order(s) and satisfy the ACCEPTANCE Criteria; Purchaser may give Supplier written notice citing the areas believed to be inadequate or deficient.
     19.2 DEFAULT CURE PERIOD In the event of any Supplier Default under Section 19.1 or other failure to perform any duty or obligation under this Agreement or any Order(s) issued pursuant to this Agreement (“Default”), Purchaser shall provide Supplier with written Notice thereof identifying in reasonable detail the nature and extent of the Default, in accordance with Section 27.11 hereof entitled NOTICES, and Supplier shall have thirty (30) days from the mailing, or other issuance, of said notice by Purchaser to cure the Default (“Cure Period”). Should an occasion(s) of Default arise which the parties agree is of such a nature that it cannot be remedied within the Cure Period through the application of Supplier’s best efforts, Supplier shall present within such Cure Period a plan of action to remedy same, which plan shall have, in Purchaser’s judgment, a reasonable opportunity for success. If, at the end of the thirty (30) day period, the Default has not been remedied to the reasonable satisfaction of Purchaser, or a plan to remedy reasonably acceptable to Purchaser is not presented, as the case may be, then Purchaser may cause Supplier to be in Default hereunder by giving Supplier at least ten (10) business days prior written notice of the effective date of such Default.
     19.3 TERMINATION PURSUANT TO DEFAULT In the event of Default, then in addition to and independent of all other rights and remedies at law or in equity or as provided in this Agreement, Purchaser shall have the right to, and at its option may, terminate this Agreement or cancel any such Order(s) placed by Purchaser without any charge, obligation or liability whatsoever, except as to the payment for PRODUCTS already installed and accepted in those instances where an Order(s) only is canceled, provided such PRODUCTS was not the subject matter of the Default nor was its effectiveness affected by such Default. In no way shall such termination act to impair Purchaser’s right, title, and interest to the PRODUCT(S) purchased hereunder, its rights under Article 15 hereof, entitled SOFTWARE, under Section 16.2 hereof, entitled INTELLECTUAL PROPERTY RIGHTS, and under Section 16.3 hereof, entitled RIGHTS TO INNOVATIONS AND INVENTIONS.
     19.4 PURCHASER’S RIGHT TO DEVELOPED INFORMATION UPON TERMINATION If this Agreement, or any Order(s), is terminated pursuant to this Article, Purchaser, in addition to any other rights provided in this Article, may require the Supplier to transfer title and deliver to Purchaser, in the manner and to the extent directed by Purchaser, (i) any completed PRODUCTS, and (ii) such partially completed PRODUCTS and developed PRODUCTS as specified in this Agreement or any Order(s)
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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(hereinafter called “Developed Information”) as the Supplier has specifically produced or acquired for the performance of such part of this Agreement as has been terminated; and Supplier shall, upon direction of Purchaser, protect and preserve such property, as enumerated in the paragraph, in the possession of the Supplier. Payment for PRODUCT delivered to and accepted by Purchaser shall be at the Agreement or Order price. Payment for Developed Information delivered to and accepted by Purchaser and for the protection and preservation of property shall be in the amount agreed upon by the Supplier and Purchaser; however, Supplier’s obligation hereunder to carry out Purchaser’s direction as to such shipment, protection and preservation shall not be contingent upon prior agreement of the parties as to such amount. Purchaser may withhold from amounts otherwise due the Supplier for such completed contract Work or developed materials, such sums as Purchaser determines to be necessary to protect Purchaser against loss. Purchaser shall continue to hold a perpetual, worldwide, royalty-free license to all Software previously delivered hereunder by Supplier, Information in accordance with and subject to the limitations of Section 16.2 hereof, entitled INTELLECTUAL PROPERTY RIGHTS, in accordance with Section 16.3 hereof, entitled RIGHTS TO INNOVATIONS AND INVENTIONS pursuant to the terms of such license as set forth herein, and Supplier shall use its best commercial efforts to support such license as set forth herein.
     19.5 TERMINATION FOR CONVENIENCE Notwithstanding any other provisions of this Article 19, Purchaser may terminate this Agreement for convenience upon thirty (30) days notice to Supplier in accordance with Section 27.11 hereof, entitled NOTICES; at its option Purchaser may rebid all or part of the PRODUCTS or SERVICES hereunder.
          19.5.1 EFFECT OF TERMINATION Termination for convenience of this Agreement shall also cancel any and all Order(s) under this Agreement. Unless otherwise specified herein, Purchaser’s liability to Supplier with respect to such termination under Section 19.5 shall be limited to (1) Supplier’s purchase price of all components not usable in Supplier’s other operations or salable to Supplier’s other customers, plus (2) the actual cost incurred by Supplier in procuring and manufacturing material in process at the date of giving notice of termination, less any salvage value thereof, and (3) actual engineering costs incurred by Supplier in providing engineering Services hereunder. If requested, Supplier agrees to substantiate such costs with proof satisfactory to Purchaser. Such payment will constitute a full and complete discharge of Purchaser’s obligations under this Agreement. However, no such termination charges shall be invoiced, if within six (6) months of notice of termination, PRODUCT equivalent to that being terminated is ordered by Purchaser.
     19.6 TERMINATION FOR INSOLVENCY, BANKRUPTCY, ASSIGNMENT, EXPROPRIATION, AND/OR LIQUIDATION Purchaser may
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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terminate this Agreement immediately by giving written Notice in accordance with Section 27.11 hereof, entitled NOTICES, without liability to the Supplier, except for such PRODUCT and SERVICES already delivered, installed and accepted in the event the Supplier:
1.	is declared insolvent or bankrupt, or makes an assignment or other arrangement for the benefit of its creditors;

2.	has all or any substantial portion of its capital stock or assets expropriated by government authority; or

3.	is dissolved or liquidated (except as a consequence of a merger, consolidation, or other corporate reorganization not involving the insolvency or expropriation of that party).
     If Supplier is involved in any of the events described in subsections (1.), (2.) or (3.) it shall promptly notify Purchaser in accordance with Section 27.11 hereof, entitled NOTICES.
     19.7 TRANSFER OF CONTROL In the event of the direct or indirect sale or transfer of control of Supplier or substantially all of its assets to any third party (other than a third party approved by Purchaser, which approval shall not be unreasonably withheld), Purchaser shall have the right to terminate this Agreement at any time thereafter upon giving written notice thereof to Supplier or its successor in interest and upon the giving of such Notice in accordance with Section 27.11 hereof, entitled NOTICES, this Agreement shall terminate forthwith and Purchaser shall have no liability to Supplier except for PRODUCT and SERVICES already delivered, installed and accepted.
     19.8 TERMINATION BY SUPPLIER Supplier may not terminate this Agreement, or cancel an Order(s) except for non-payment of the purchase price and then only if after sixty (60) days of receipt of written notice of non-payment in accordance with Section 27.11 hereof, entitled NOTICES, Purchaser fails to pay such purchase price and thereupon Supplier issues its written notice of default and Purchaser fails to pay such purchase price within ten (10) business days of receipt of such notice of default. In no way shall such termination act to impair Purchaser’s right, title and interest to the PRODUCT purchased hereunder, its rights under Article 15 for SOFTWARE licenses which have been purchased hereunder, and under Sections 16.2 hereof, entitled INTELLECTUAL PROPERTY RIGHTS and under Section 16.3 hereof, entitled RIGHTS TO INNOVATIONS AND INVENTIONS.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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ARTICLE 20
SUPPLIER’S CONTINUING OBLIGATIONS
     20.1 INDEPENDENT OBLIGATION OF SUPPLIER TO CONTINUE PERFORMANCE Because of the critical importance of the obligations undertaken by Supplier hereunder to the operations of Purchaser and the substantial expertise and manufacturing capability and capacity (not otherwise possessed by Purchaser) which Supplier has represented it will utilize in connection with the fulfillment of its obligations and the reliance of Purchaser on such expertise, capability and capacity, Supplier assumes an independent obligation to continue performance of its obligations hereunder in all respects regardless of any dispute which may arise between Purchaser and supplier in connection with any claims by Supplier that Purchaser has materially breached its obligations hereunder. Such independent obligation shall continue for ninety (90) days from the date upon which Purchaser receives written notice of such alleged breach from Supplier. Supplier undertakes this independent obligation without prejudice to any rights or remedies it may otherwise have in connection with any dispute between Supplier and Purchaser.
     20.2 POST TERMINATION/NON-RENEWAL In the event of any termination or non-renewal of this Agreement, Supplier shall assist and cooperate in a commercially reasonable manner with Purchaser and any replacement provider in the transition to a replacement provider. Such assistance shall include, but not be limited to, the delivery to Purchaser of any technical information, DOCUMENTATION, RELATED DOCUMENTATION and Purchaser’s information, and shall be provided in accordance with the provisions of Section 9.5 hereof entitled CHANGE ORDER, including provisions for the payment of additional fees for any additional work.
     20.3 CONTINUING AVAILABILITY Supplier agrees to offer for sale, or locate for sale, functionally equivalent or superior maintenance, support, replacement and repair parts for PRODUCT ordered pursuant to this Agreement for ten (10) years commencing from Supplier’s last shipment of such PRODUCT to Purchaser. In addition to Supplier’s obligation to offer PRODUCT support for ten (10) years from Supplier’s last shipment of PRODUCT, or as long as the technology survives, whichever is greater, Supplier agrees to provide SOFTWARE support for maintenance, replacement or updates for twenty (10) years from Supplier’s last shipment of SOFTWARE . Supplier agrees to support PRODUCT for ten (10) years from Supplier’s last shipment. Under this Paragraph, Supplier shall also give Purchaser one (1) year prior written notice of the discontinuance of the sale of maintenance, replacement and repair parts for PRODUCT. Charges for support SERVICES provided pursuant to this paragraph shall be mutually agreed upon at time of discontinuance notice. Supplier may locate a third party that will
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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fulfill Supplier’s support obligations hereunder; however, such third party must be approved by Purchaser, such approval not to be unreasonably withheld, and should such third party fail to perform such support, Supplier shall be obligated to resume direct provision of such support or once again locate a third party subject to the same terms.
     When Supplier has given Purchaser such discontinuance notice, or if for any other reason Supplier is unable to provide such PRODUCT, Supplier shall, if requested by Purchaser, endeavor to arrange for a third party to continue to furnish the discontinued maintenance, replacement and repair parts to Purchaser. In the event Supplier is not requested or, if requested, is unable to find a third party to furnish such maintenance or replacement or repair of PRODUCT to Purchaser, Supplier shall, upon request by Purchaser, provide Purchaser with existing technical information and rights to the extent Supplier has such rights, including SOURCE CODE and DOCUMENTATION, at no additional charge, sufficient for Purchaser to manufacture, or have manufactured the PRODUCT and maintain, modify and upgrade the SOFTWARE. In no event shall the provision of such rights and technical information to a third party or to Purchaser be delayed beyond six (6) months after Supplier’s date of notice of discontinuance.
     Supplier shall protect against the loss or damage of the existing technical information required for the manufacture of the discontinued parts with the same degree of care that Supplier uses to protect its own valuable technical information. In addition, Supplier shall advise Purchaser in writing at least six (6) months in advance of its decision to discontinue maintenance of any technical information, so that Purchaser may acquire such technical information in accordance with the provisions of this clause.
     The technical information includes, by example and not by way of limitation: (a) manufacturing drawings and specifications of raw materials and components comprising such parts; (b) manufacturing drawings and specifications covering special tooling and the operation thereof; and (c) a detailed list of all commercially available parts and components purchased by the Supplier on the open market disclosing the part number, name, and location of the Supplier and price lists for the purchase thereof, including SOURCE CODE and DOCUMENTATION.
ARTICLE 21
LIABILITY AND INSURANCE
     21.1 LIABILITY All WORK or SERVICES furnished by Supplier or by persons furnished by Supplier, including its subcontractors (if any) pursuant to this Agreement shall be performed in a proper and workmanlike manner and as an Independent Contractor and not as the agent of Purchaser. All persons furnished by Supplier and its subcontractors (if any) shall be considered solely Supplier’s and its
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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subcontractors’ (if any) employees or agents, and Supplier and its subcontractors (if any) shall be responsible for compliance with all laws, rules, and regulations including, but not limited to employment of labor, hours of labor, working conditions, worker’s compensation, payment of wages, and payment of taxes, such as unemployment, social security and other payroll taxes, including applicable contributions from such persons when required by law. Supplier and its subcontractors (if any) shall indemnify, hold harmless, and defend Purchaser from and against any claim or lawsuits arising out of Supplier’s and its subcontractors’ (if any) failure to comply with any such laws, rules or regulations.
     Supplier shall indemnify, hold harmless and defend Purchaser from and against any loss, cost, liabilities, claims or demands (including the costs, expenses and attorney’s fees) that may be made: (a) by anyone for injuries including death to persons or damage to property including theft, resulting from its acts or omissions or those of persons furnished by Supplier; (b) by persons furnished by Supplier and its subcontractors (if any) under Worker’s Compensation or similar acts; (c) by anyone in connection with WORK, PRODUCTS or SERVICES provided by Supplier; and (d) under any federal securities laws or under any other statute, at common law or otherwise arising out of or in connection with the performance by Supplier contemplated by this Agreement or any information obtained in connection with such performance; except in all such cases (a) through (d) to the extent losses result from the negligence or intentional acts of Purchaser; and Supplier further agrees to bind its subcontractors (if any) to similarly indemnify, hold harmless and defend Purchaser. Supplier shall not implead or bring any action against Purchaser and its AFFILIATES, their respective directors, officers, employees, agents in connection with any action by any of Supplier’s employees for any personal injury (including death) or property damage that occurs in the course or scope of employment of such person, except to the extent any such action resulting from or arising out of the negligence or intentional acts of Purchaser. Purchaser will notify Supplier of any written claims or demands against it for which Supplier is responsible hereunder.
     21.2 INSURANCE Supplier and its subcontractors (if any) agree to purchase and maintain during the term hereof all insurance and/or bonds required by law on this Agreement including without limitation: (a) Workers’ Compensation and related insurance as prescribed by the law of the State in which the work is performed; (b) Employers Liability insurance with limits of not less than $2,000,000 per occurrence and in the aggregate; (c) Commercial General Liability insurance, including Product Liability and Completed Operation endorsements for a combined single limit of not less than $5,000,000 per occurrence and in the aggregate; and (d) if the use of a motor vehicle is required, Automobile liability coverage for a combined single limit of $2,000,000. Supplier shall furnish certificates of insurance evidencing placement of such insurance. Purchaser shall be named as Additional Insureds in the policies referred to above.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement

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     Certificates furnished by Supplier shall provide that Purchaser is to be notified in writing, in accordance with Section 27.11 hereof, entitled NOTICES, at least twenty (20) days prior to cancellation of, or any material change in the policy. Supplier and its subcontractors (if any) shall assume responsibility for such notification being given to:
Manager, Customer Support
Verizon Corporate Sourcing
240 East 38th Street,15th Floor
New York, New York 10016
     21.3 LIMITATION OF LIABILITY Except for personal injury, property damage and Supplier’s indemnification obligation hereunder with respect to which there shall be no limitation of liability, neither party shall be liable to the other party for any incidental, special, indirect, consequential damages, including, but not limited to, lost profits, data or revenue, however caused or on any theory of liability, by reason of any act, occurrence or non-occurrence arising out of the business contemplated by this Agreement; provided, however, Supplier agrees that, without limiting the general meaning of the term direct damages, the following shall be considered direct damages or losses of Purchaser for which Supplier shall be liable and Supplier shall not assert that such damages are indirect, special, incidental or consequential losses or damages:
A)	a complete refund of all moneys paid by Purchaser for defective PRODUCTS and SERVICES;

B)	any costs, charges and expenses associated with the installation, de-installation and removal of rejected defective PRODUCTS;

C)	any incremental costs, charges and expenses incurred by Purchaser to obtain, provide and implement a workaround incident to a failure to provide the PRODUCT or SERVICES in accordance with SPECIFICATIONS;

D)	any costs, charges and expenses of replacing lost or damaged property, equipment, SOFTWARE and HARDWARE caused by Supplier or Supplier’s PRODUCTS and SERVICES;

E)	any costs, charges and expenses incurred to correct defects, deficiencies or defaults related to the failure or malfunction of PRODUCTS or SERVICES;

F)	any excess costs, charges and expenses to reprocure similar commercially available PRODUCTS and SERVICES from a third party on an expedited basis, it being understood that any such costs associated with such PRODUCTS and SERVICES will be net of the refund of the purchase price;
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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G)	any other type of damages normally considered direct or general damages in the procurement of telecommunications technology.
     The foregoing limitation of liability shall apply with respect to any action or proceeding by either party or their affiliates or their respective assignees howsoever arising, whether in equity or law and whether based in contract or tort even if such a party has been advised of the possibility of such damages or losses.
ARTICLE 22
[Intentionally Omitted.]
ARTICLE 23
WORK PERFORMED ON PURCHASER PREMISES
     23.1 CLEAN UP Upon completion of any work performed under this Agreement or pursuant to Orders placed hereunder, Supplier shall promptly remove all implements, surplus materials and debris.
     23.2 HARMONY Supplier shall be entirely responsible for all persons furnished by it working in harmony with all others working on Purchaser premises.
     23.3 PLANT AND WORK RULES Supplier’s employees, agents and contractors shall, while on Purchaser’s premises, comply with all plant rules and regulations, including, where required by government regulations, submission of satisfactory clearance from the US Department of Defense and other Federal authorities concerned.
     23.4 RIGHT OF ACCESS Each party shall permit access to the other’s respective facilities as reasonably required in connection with work hereunder. No charge shall be made for such access. It is agreed that reasonable advance notice will be given when access is required.
     23.5 TOOLS AND EQUIPMENT Unless otherwise specifically provided in this Agreement, Supplier shall provide labor, tools and equipment necessary for performance pursuant to an Order under this Agreement.
     23.6 WORK HEREUNDER It is understood that visits by Supplier’s representatives or Supplier’s contractor’s representatives to perform Supplier’s
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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obligations under this Agreement shall for all purposes be deemed “work hereunder” and shall be at no charge to Purchaser unless otherwise specifically provided in this Agreement or in another writing signed or duly acknowledged by authorized representatives of both parties.
     Supplier’s employees, contractors, and/or agents shall all be considered Supplier’s employees, and Supplier shall be solely responsible for work performed by its employees, agents, and/or contractors. Supplier shall, upon notification from Purchaser of completion of work performed by others, upon whose completion Supplier’s own work depends, promptly inspect and advise Purchaser of any impediment that prevents the Supplier’s proper performance. Supplier’s silence shall constitute approval of such other work as fit, proper, and suitable for Supplier’s performance of work.
     23.7 IDENTIFICATION CREDENTIALS Purchaser may, at its discretion, require Supplier’s employees to exhibit identification credentials, which Purchaser may issue, in order to gain access to Purchaser’s premises for the performance of the work. If, for any reason, any of Supplier’s employees are no longer performing work, Supplier shall immediately inform Purchaser’s representative in the most expeditious manner possible. Notification shall be followed by the prompt delivery to Purchaser’s representative of the identification credentials involved.
ARTICLE 24
ENVIRONMENTAL AND SAFETY
     24.1 ENVIRONMENTAL COMPLIANCE
24.1.1 SUPPLIER ENVIRONMENTAL WARRANTY Supplier hereby warrants, represents and certifies that Supplier’s performance of this Agreement, Supplier’s PRODUCTS and the result of Supplier’s SERVICES rendered hereunder conform to and shall conform and comply with all climatic, weather and environmental factors and requirements identified in Appendices B and L hereto, , and shall comply in all material respects with all applicable Federal, State, County and Municipal laws, statutes, regulations, and codes which relate to environmental protection and employee protection including, but not limited to, the Atomic Energy Act, Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Federal Insecticide, Fungicide and Rodenticide Act, Hazardous Materials Transportation Act, Marine Protection, Research and Sanctuaries Act, National Environmental Policy Act, Noise Control Act, Occupational Safety and Health Act, Safe Drinking Water Act, Solid Waste Disposal
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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Act, Toxic Substances Control Act, and any equivalent or similar state, county, or local law, regulation, statute, code, or ordinance.
24.1.2 STATE “State” refers to the State of New York, the state where, or in which, Supplier’s Performance occurs and any other state or subdivision of a state asserting jurisdiction over Supplier’s performance hereunder.
24.1.3 PERFORMANCE “Performance” as used herein refers to Supplier’s installation, dismantling, segregation, staging, loading, removal, processing, transportation, disposal, treatment, reclamation or other handling methods used in performing under this Agreement.
24.1.4 SUPPLIER’S CERTIFICATION AND INDEMNIFICATION Supplier further agrees to recertify compliance herewith at Purchaser’s request. Supplier will indemnify and save Purchaser harmless from any violation or breach of this Section 24.1, entitled ENVIRONMENTAL COMPLIANCE.
24.1.5 LICENSES AND PERMITS Supplier certifies that it shall obtain all licenses, permits, and authorizations necessary to perform this Agreement from the appropriate State, Federal and Local governments and agencies prior to commencement (performance) of WORK hereunder.
24.1.5.1 Supplier shall notify Purchaser immediately if any permit, license, certificate or identification number required for working on the PRODUCT shall have been revoked, not been renewed, expired or been suspended.
24.1.6 SAFETY PRECAUTIONS AND MANAGEMENT PRACTICES Supplier shall use its best efforts to exercise every reasonable safety precaution and best management practice, whether or not required by law, in dealing with the material.
     24.2 HAZARDOUS CHEMICAL INFORMATION Supplier shall provide Material Safety Data Sheet(s) in the event that the PRODUCT (including electronic components) to be provided is or contains any substance designated:
1.	as a toxic/hazardous substance, as defined by the Occupational Safety and Health Administration, Environmental Protection Agency, and/or all state “Right to Know” laws; and/or
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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2.	as a carcinogen or potential carcinogen by the National Toxicology Program or the International Agency for Research on Cancer; and/or

3.	a hazardous material as defined in the Hazardous Material Transportation Act; and/or

4.	a regulated material under the Federal Insecticide, Fungicide and Rodenticide Act; and/or

5.	as a hazardous waste in the Resource Conservation and Recovery Act or the Superfund Amendment Reauthorization Act; and/or

6.	as radioactive; and/or

7.	under the Clean Air Act or Clean Water Act.
     A Material Safety Data Sheet must also be provided if the PRODUCT (including components) could be a hazard to human health and/or the environment in a fire/combustion or spill situation.
          24.2.1 HAZARDOUS MATERIALS COMPLIANCE PROVISION Supplier represents and warrants that all PRODUCTS provided hereunder will be packaged, labeled, handled and shipped in accordance with all applicable federal, state, county and local laws, rules, regulations, orders and other lawfully mandated requirements. This obligation shall include but not be limited to compliance with the following:
1.	all product labeling and other requirements imposed by the New Jersey Worker and Community Right-to-Know Act, N.J.S.A. 34:5A-1, et. seq., and all regulations adopted pursuant thereto;

2.	all product labeling and other requirements imposed by the Occupational Safety and Health Act of 1970 (OSHA), as amended, and all regulations adopted pursuant thereto, including the Hazard Communication Standard regulations;

3.	all requirements of the Hazardous Material Transportation Act, the Toxic Substance Control Act, as amended, the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA) and the New Jersey Pesticide Control Code (N.J.A.C. 7:30).
     24.3 OCCUPATIONAL SAFETY AND HEALTH ACT (O.S.H.A.) Supplier in performing work under this Agreement will fully comply with the provisions of the Federal Occupational Safety and Health Act of 1970 and with any and all applicable rules and regulations issued pursuant to the Act.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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ARTICLE 25
TRAINING
     If requested by Purchaser, Supplier agrees to provide training in the courses referenced in Appendix H, on the terms and prices set forth therein, and any changes thereto, training in any courses subsequently developed by Supplier, and any training equipment and instructional documentation required in support of PRODUCTS and/or SERVICES to be furnished by Supplier under this Agreement.
     The training, training equipment and instructional documentation to be furnished by Supplier under this Agreement shall be suitable to train Purchaser’s personnel in the area of systems planning, application engineering, practices, operation, installation, maintenance and repair, as well as marketing of system or product features as required.
     Such training, training equipment and instructional documentation shall be configured to provide at Purchaser’s option, either/or both of the following:
1.	Instructors, training equipment and instructional DOCUMENTATION suitable to train Purchaser’s personnel at either Supplier’s or Purchaser’s location.

2.	Provide instructor training, training equipment and instructional DOCUMENTATION suitable to sufficiently train Purchaser’s training staff, so that they, in turn, may conduct training programs related to the SYSTEM and/or PRODUCT and qualify other Purchaser’s personnel in the appropriate use, or application of the SYSTEM and/or PRODUCT.
     The training, training equipment and instructional DOCUMENTATION furnished by Supplier under this Agreement, shall be developed and furnished in accordance with the requirements, formats and procedures set forth in Appendix H. Purchaser shall have the right to reproduce such instructional DOCUMENTATION for internal use only and not for distribution to any third parties.
ARTICLE 26
CONSULTING
     Purchaser shall have the option to contract for specialized consulting assistance from Supplier on a project basis to be described in documents specifying the consulting services and deliverables to be provided by Supplier (“Statement(s) of Work”). Statements of Work will be executed from time to time, and upon acceptance by both
NOTICE: Recipient acknowledges that the information contained herein is’proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to-the executed
Non-Disclosure Agreement.

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parties will be incorporated into this Agreement by reference thus describing the specifications for each engagement (“Engagement”). If there are any terms or conditions specified in a Statement of Work that conflict with this Agreement, the terms and conditions of this Agreement will prevail unless those terms are expressly noted as overriding the terms and conditions of the Agreement and then only for that specific Statement of Work. Supplier understands that time is of the essence and will endeavor to place the appropriate personnel on a timely basis.
ARTICLE 27
GENERAL PROVISIONS
     27.1 SEVERABILITY If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions. If the invalid or unenforceable provision or provisions shall be considered an essential element of this Agreement, the parties shall promptly attempt to negotiate a substitute therefor.
     27.2 CHOICE OF LAW The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, and all actions under this Agreement shall be brought in a court of competent subject matter jurisdiction of the State of New York and both parties agree to accept and submit to the personal jurisdiction of such court. Supplier also agrees to submit to the jurisdiction of any court in the United States wherein an action is commenced against Purchaser based on a claim for which Supplier has indemnified Purchaser hereunder.
     27.3 COMPLIANCE WITH LAWS Supplier and all persons furnished by Supplier shall comply with the applicable EEO, Fair Labor Standards Act and all other federal, state, county and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in its or their performance under this Agreement or an Order issued pursuant hereto.
     This Agreement is subject to applicable laws and executive orders relating to equal opportunity and nondiscrimination in employment. Supplier and all persons furnished by Supplier shall not unlawfully discriminate in its employment practices against any person by reason of race, religion, color, sex, disability or national origin and agrees to comply with the provisions of said laws and orders to the extent applicable in the performance of this Agreement and as set forth in the attached Appendix O — Non-Discrimination Compliance Undertaking.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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     Supplier agrees to indemnity and hold harmless Purchaser for, from and against and defend Purchaser against, any loss or damage sustained because of Supplier’s noncompliance hereunder.
     27.4 COMPLIANCE WITH FEDERAL RULES
          27.4.1 RADIO FREQUENCY ENERGY STANDARDS PRODUCT furnished hereunder shall, at time of shipment, comply to the extent applicable with the requirements of Subpart J of Part 15 of the Federal Communications Commission’s Rules and Regulations, as they may be amended from time to time, including those Sections concerning the labeling of such PRODUCT and the suppression of radio frequency and electro-magnetic radiation to the specified levels. Should the PRODUCT during use fail to meet relevant parts of the FCC Rules and Regulations for spurious emission and interference to radio communications, Supplier shall provide to Purchaser information relating to methods of suppressing such interference. In the event such interference cannot reasonably be suppressed, then all remedies as provided by Article 14 hereof, entitled WARRANTIES shall apply.
          27.4.2 REGISTRATION When PRODUCT furnished under this Agreement is subject to registration under Part 68 of the Federal Communications Commission’s Rules and Regulations as they may be amended from time to time (“Part 68”), Supplier warrants that such PRODUCT furnished under this Agreement is registered under and complies with Part 68 including, but not limited to, all labeling and customer instruction requirements unless such PRODUCT is furnished as part of a technical field trial or unless the PRODUCT is provided for services not covered or exempt under Part 68. Supplier agrees to defend and hold Purchaser harmless from any liability, claim or demand (including the costs, expenses and reasonable attorney’s fees on account thereof) that may arise out of Supplier’s non-compliance with Part 68. Purchaser agrees to promptly notify Supplier of any liability, claim or demand against Purchaser for which Supplier is responsible under this clause and gives Supplier full opportunity and authority to assume the defense, including appeals, and to settle such liability, claims and demands, provided that if Purchaser reasonably believes that Supplier is not adequately handling such defense or settlement, Purchaser reserves the right to assume the defense or settlement.
     27.5 MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES Supplier agrees to provide equal opportunity to Minority and Women-Owned Business Enterprises (M/WBE) in accordance to requirements set forth in Appendix I hereto, entitled MWDVBE.
     Purchaser has established a subcontracting plan to encourage the use of minority (MBE), women-owned (WBE) and protected class (PC) subcontractors utilized by
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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Supplier. As a part of this plan, Supplier shall provide quarterly reports to Purchaser of Supplier’s expenditures with MBE/WBE/PC subcontractors (“M/WBE Expenditures”). Such quarterly reports shall be received by Purchaser by the 15th of the month immediately following the end of the quarter during which the M/WBE Expenditures were made. To make such quarterly reports, Supplier shall complete the Purchaser’s M/WBE/PC Summary Subcontract Report., Appendix I hereto, entitled MWDVBE hereto and forward to Purchaser’s M/WBE representative at the address below.
Diversified Process Coordinator
Verizon Corporate Sourcing
240 East 38th Street, 15th Floor
New York, New York 10016
     Supplier’s compliance with this clause shall be subject, at Purchaser’s option to independent verification in accordance with Section 6.4 hereof, entitled RECORDS AND AUDIT.
     27.6 EXPORT CONTROL
27.6.1 Supplier hereby certifies to Purchaser that unless Supplier has received the prior written authorization of the Office of Export Licensing of the US Department of Commerce, Washington, DC, Supplier will not transmit, by any means, either directly or indirectly, any technical data or information in any form whatsoever (whether written, oral or otherwise) acquired from Purchaser, or any direct PRODUCT of such data or information, to any “Q,” “S,” “T,” “V,” “W,” “Y” or “Z” country enumerated in the Export Control Regulations of the US Department of Commerce or to Afghanistan or the People’s Republic of China including Inner Mongolia, the provinces of Tsinghsi and Sikang, Sinkiang, Tibet and Manchuria (includes the former Kwantung Leased Territory, the present Port Arthur Naval Base Area, and Lianong Province), but excluding the Republic of China (Taiwan, also known as Formosa).
27.6.2 Supplier further covenants and agrees with Purchaser that in performing under this Agreement Supplier will, at all tunes, comply with The Export Administration Amendments Act of 1985 (P.L. 99-64); The Department of Defense Authorizations Act of 1984 (P.L. 98-94); The Arms Export Control Act (22 USC 1234 §§ 2551 et seq.); The Department of State International Traffic in Arms Regulations (22 CFR §§ 121 et seq.); The Department of Commerce Technical Data Regulations (15 CFR Pt. 179) and all Regulations promulgated under any of the foregoing Acts.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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     27.7 TAXES Purchaser shall be liable for and shall reimburse Supplier only for the following tax payments, including related charges, except for any related charges that may be imposed as a result of Supplier’s failure to timely file an accurate tax return required to be filed by it, with respect to transactions under this Agreement: Federal manufacturers and retailers excise and New York state and local sales or use taxes, including any privilege or excise taxes in the nature of sales or use taxes, as applicable. Such taxes shall be billed to Purchaser as separate items on Supplier’s invoices, unless a valid exemption certificate is furnished by Purchaser to Supplier. Purchaser shall have the right to have Supplier cooperate with Purchaser in contesting with the imposing jurisdiction, at Purchaser’s expense, any such taxes that Purchaser deems are improperly levied.
     27.8 REGULATORY ASSISTANCE If requested by Purchaser, Supplier shall, to the best of its ability, provide assistance by supplying an expert witness, if required, with regard to regulatory matters in connection with PRODUCTS and/or SERVICES provided hereunder, provided that Purchaser shall pay Supplier for such assistance at a reasonable rate to be specified and shall reimburse Supplier for all travel and per-diem living expenses reasonably incurred by the expert witness.
     27.9 SURVIVAL All Right and obligations hereunder granted or incurred prior to and which by their nature would continue beyond the cancellation, termination, or expiration of this Agreement or any Order placed hereunder by Purchaser shall survive such cancellation, termination, or expiration.
     27.10 NON-WAIVER Purchaser’s failure at any time to enforce any of the provisions of this Agreement or any right or remedy available hereunder or at law or equity, or to exercise any option herein provided will in no way be construed to be a waiver of such provisions, rights, remedies or options or in any way to affect the validity of this Agreement. The exercise by Purchaser of any rights, remedies or options provided hereunder or at law or equity shall not preclude or prejudice the exercising thereafter of the same or any other rights, remedies or options.
     27.11 NOTICES Any Notice or demand which under the terms of this Agreement or under any statute shall be made by Supplier or Purchaser in writing which may take the form of facsimile, electronic transfer, overnight courier or certified or registered mail, with return receipt requested, addressed to the respective parties. A Notice shall be deemed delivered upon record of transmission receipt or return receipt, as applicable, or one (1) day after shipment via overnight courier or three (3) days after mailing by certified or registered mail.
     Notices to Purchaser shall be addressed to the following (unless this Agreement provides otherwise):
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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Verizon Corporate Sourcing
240 East 38th Street, 14th Floor
New York, New York 10016
Attn.: John Birchler
Sourcing Process Leader
Telecopier No: 212-476-5262
with a copy to:
Peter Plaut
Assistant General Counsel
Verizon Corporation — HQE03H52
700 Hidden Ridge
Irving, TX 75038
Telecopier No. 972-718-1251
Verizon
Notices to Supplier shall be addressed to:
XEL Communications, Inc.
17101 East Ohio Dr.,
Aurora, CO, 80017
Attn: Chief Executive Officer
Telecopier No.: (303)369-7007
     27.12 FORCE MAJEURE Neither party shall be held responsible for any delay or failure in performance of this Agreement caused by fires, strikes, embargoes, requirements imposed by government regulations, civil or military authorities, acts of God, beyond the control of Supplier or Purchaser and which could not have been avoided through the application of reasonable foresight or diligent effort, but excluding the effects of environmental factors identified in Appendices B and L hereto, on the performance or durability of PRODUCTS or SERVICES. If such contingency occurs, the party delayed or unable to perform shall provide notice to the other party and if the delaying causes continue for a period of fifteen (15) days, the party injured by the other’s inability to perform may elect to:
1.	terminate such order or part thereof as to PRODUCTS not already shipped or SERVICES not already performed;
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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2.	suspend such order for the duration of the delaying causes, buy or sell elsewhere PRODUCTS to be bought or sold hereunder and deduct from any order commitment the quantity bought or sold or for which such commitments have been made elsewhere; or

3.	resume performance under such order once the delaying cause ceases with an option in the injured party to extend the delivery or performance date up to the length of time the contingency endures.
     Unless written notice is given no later than fifteen (15) days from when the injured party is notified, (b) shall be deemed selected.
     27.13 RELEASES VOID Neither party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to their respective premises and no such releases or waivers shall be pleaded by Supplier or Purchaser in any action or proceeding.
     27.14 SECTION HEADINGS The headings of the sections herein are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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ARTICLE 28
ALTERNATE DISPUTE RESOLUTION
     28.1 REFERRAL Should any disagreement, dispute, disputed claim of breach, nonperformance, or repudiation arising from, related to or connected with this Agreement or any of the terms or conditions hereof, or any transactions hereunder (“Dispute”)., arise between Purchaser and Supplier either during this Agreement or after termination or expiration of this Agreement, either party may give to the other notice of the Dispute, specifically referencing this provision and request resolution of the Dispute. At the expiration of ten (10) business days, unless it shall have been settled, either party may refer such Dispute to Alan Polonsky, Director/Sourcing Process — Verizon Corporate Sourcing and Mike Hull, Vice President-Supplier for resolution. If within an additional ten (10) business days such Dispute shall not have been settled, then either party may refer it to George Dowell, Senior Vice-President/Corporate Sourcing — Verizon Corporate Sourcing and Mike Hull, Vice President- Supplier for resolution. The parties agree to exchange relevant information and cooperate in good faith to resolve the Dispute under this provision. If within an additional ten (10) business days, such dispute shall not have been settled, the parties agree to resort to the dispute mediation remedies set forth below. The parties will not be prohibited from seeking injunctive relief to preserve the status quo while the mediation is pending.
     28.2 MEDIATION A formal mediation procedure may be commenced by either party under the then current Public Resources (“CPR”) Model Procedure for Mediation of Business Disputes by notice to CPR to select an experienced neutral mediator and a proposed time and date for mediation. All mediators shall be selected from the CPR Panel of Neutrals unless the parties mutually agree to a difference neutral mediator. All mediator fees shall be equally shared by the parties. Each party will pay its own costs and other expenses associated with the mediation, except that the reasonable travel expenses, as outlined in the Verizon Travel Guidelines, incurred by the party, which is more distant from the site of the mediation, shall be shared equally by Supplier and Purchaser. The parties shall participate in good faith in the mediation and if the parties reach a resolution of the Dispute, it shall be reduced to writing and shall be enforceable in accordance with its terms.
     If the procedures set forth above do not result in a resolution of the dispute satisfactory to both parties within thirty-one (31) days of the first notice to CPR to select a mediator, either party may give notice in writing to the other party that the mediation procedure is terminated. Upon the issuance of such notice, either party shall have the right to pursue such remedies as may be available at law or in equity or under this Agreement.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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     ALL DISCUSSIONS AND DOCUMENTS PREPARED PURSUANT TO ANY ATTEMPT TO RESOLVE A DISPUTE UNDER THIS PROVISION ARE CONFIDENTIAL AND FOR SETTLEMENT PURPOSES ONLY AND SHALL NOT BE ADMITTED IN ANY COURT OR OTHER FORUM AS AN ADMISSION OR OTHERWISE AGAINST A PARTY FOR ANY PURPOSE INCLUDING THE APPLICABILITY OF FEDERAL AND STATE COURT RULES.
ARTICLE 29
TL 9000 REPRESENTATION AND WARRANTY
29.1 Definitions. As used in this Section, the term:
(a)	“TL 9000 Registration” is a certification of TL 9000 Compliance and indicates the successful completion of a Registration Audit by a TL 9000 Registrar, including the receipt of a TL 9000 Certificate TL 9000 Registration (i) may apply to the quality management system for Hardware, Software, Services, and/or Documentation or any combination thereof and (ii) may cover an entire company, a business unit, facility or a limited, defined product line as mutually agreed by Supplier and the Registrar. The scope of TL 9000 Registration will be clearly defined within the TL 9000 Certificate. TL 9000 Registration lasts for 3 years, covers 100% of the scope of the entity being registered (i.e., company, organizational unit, facility or limited, defined product line) and the TL 9000 Quality Management System Requirements.

(b)	“TL 9000 Certificate” defines the scope of TL 9000 Registration and certifies that Supplier’s applicable quality management system is TL 9000 Compliant and has successfully completed a TL 9000 Registration Audit by a TL 9000 Registrar.

(c)	“TL 9000 Registration Audit” means a planned, independent and documented assessment of a supplier’s quality management system that is performed by a TL 9000 Registrar to determine TL 9000 Compliance of such system.

(d)	“TL 9000 Registrar” means an organization that meets the requirements established by the QuEST Forum and affirmed by the accreditation body for the purpose of administering the TL 9000 Registration process. Registrars perform TL 9000 Registration Audits under a contractual arrangement with the supplier (the “Registration Contract”). Registrars are responsible for verifying that a contracting supplier has implemented a quality management system that complies with TL 9000 Requirements for as long as the Registration Contract is in effect.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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(e)	“TL 9000 Quality Management System Requirements,” referred to herein as “TL 9000 Requirements,” mean the telecommunications quality system requirements that are common to the design, development, production, delivery, installation and maintenance of hardware, software and/or services established by the QuEST Forum. In addition to common quality requirements, the QuEST Forum has also established separate quality system requirements that are specific to hardware, software and services, respectively, as part of the TL 9000 Requirements. TL Requirements also include such Requirements as updated or amended from time to time by the QuEST Forum.

(f)	“TL 9000 Compliant” or “TL 9000 Compliance” means that Supplier’s applicable quality management system fully meets the TL 9000 Requirements as documented by the receipt of either:
(i) TL 9000 Certificate; or
(ii)TL 9000 Compliance Statement
as such terms are defined herein.
(g)	“TL 9000 Compliance Statement” is an affirmative indication in writing that Supplier’s quality management system has met the TL 9000 Requirements from any quality auditor who is independent of Supplier, is certified to perform TL 9000 audits and is not a TL 9000 Registrar (“Quality Auditor”).

(h)	“TL 9000 Product Category Table” means the auditable TL 9000 Requirements (which are referred to herein as the TL 9000 Quality System Measurements) as published in TL 9000 Quality Management System -Measurements Handbook by the Quality Excellence for Suppliers of Telecommunications Leadership Forum (the “QuEST Forum”).
               29.2 (a) Supplier represents, warrants and agrees that within one year from execution of this Agreement, or sooner if possible, it will use commercially reasonable efforts to ensure that the processes it utilizes to produce Hardware, Software, Services, and/or Documentation or any combination thereof under this Agreement will be under quality management system(s) that shall have undergone TL 9000 Registration. Supplier shall maintain its TL 9000 Registration for the term of this Agreement. Supplier shall provide Purchaser written documentation’of its TL 9000 Registration, consisting of copies of Supplier’s TL 9000 Certificate(s) within thirty (30) days from the date of issuance of such written documentation of TL 9000 Registration.
               (b) If Supplier has not provided documented evidence of its TL 9000 Registration, i.e., the TL 9000 Certificate, within one year, or sooner if possible, from the execution of
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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this Agreement, then, Supplier shall provide Purchaser upon Purchaser’s request and at no additional charge, the following for each of Supplier’s quality management systems described above that have not achieved TL 9000 Registration: A TL 9000 quality plan that conforms to the most current versions of (i) the TL 9000 Requirements and (ii) the TL 9000 Quality System Measurements.
     The elements to be detailed in such quality plan shall include (at minimum): (i) a schedule for achieving TL 9000 Registration; and (ii) designation of Supplier’s quality representative and of the Supplier senior executive with quality responsibility.
     (c) Supplier shall provide Purchaser upon Purchaser’s request or on the reporting basis stated herein and at no additional charge, the following information for each of Supplier’s quality management systems described above whether such systems have achieved TL 9000 Registration or not:
(i) TL 9000 Registration Audit results, if any;
(ii) quality management system review goals and objectives on an annual basis; and
(iii) the TL 9000 Registration Audit results for any business unit which has achieved TL 9000 Registration and received the TL 9000 Certificate.
     (d) Prior to achievement of TL 9000 Registration, Purchaser and Supplier will mutually agree on the format for delivery of quality performance measurements. Supplier shall provide Purchaser with these measurements for each of Supplier’s quality management systems described above, which shall be submitted on a quarterly basis (within 20 working days after the end of each quarter) in conformance with the measurements required by Appendix X.
     (e) After the achievement of TL 9000 Registration, Supplier shall provide Purchaser with quality performance measurements for each of Supplier’s quality management systems described above. These measurements shall be submitted on a quarterly basis in conformance with the TL 9000 Quality System Measurements, including the TL 9000 Product Category Table, as required by TL 9000 Registration.
29.3 Periodic Review. If Supplier allows its TL 9000 Registration to lapse or if Supplier is not compliant with the most current TL 9000 Requirements, Supplier agrees to allow Purchaser or Purchaser’s agent to conduct periodic on-site reviews at Supplier’s Hardware production/Software development facility(s) to verify compliance with TL 9000 Requirements or any such other industry-wide quality requirements that replaced TL 9000. Supplier also agrees to develop corrective action plans for any of its quality systems that fail to comply with TL 9000 Requirements, or any such other industry-wide
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

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quality requirements that replaced TL 9000, that may be detected during these periodic on-site reviews, and submit such plans in writing to the Purchaser or Purchaser’s agent for Purchaser’s agreement within thirty (30) days after any such on-site review. Further, Supplier agrees to implement these corrective action plans within a time frame as agreed to by Purchaser within such corrective action plan.
29.4 Order of Precedence. In the event of conflict between the TL 9000 Representation and Warranty and any corresponding term of this Agreement, the terms of TL 9000 Representation and Warranty will take precedence.
29.5 Subcontractors. Supplier represents, warrants and agrees that within 180 days from execution of this Agreement, or sooner if possible, it will use commercially reasonable efforts to ensure that the processes utilized by each of its subcontractors, if any, to produce component part(s) of the Hardware, Software, Services, and/or Documentation or any combination thereof provided under this Agreement will all be under quality management systems that are mutually agreeable to the parties. Supplier shall monitor and audit such quality management systems and share the results of such monitoring and auditing with Purchaser on a quarterly basis to the extent such reporting would be allowed by the applicable subcontracts and in a format and on a reporting basis as are mutually agreed to by the parties.
29.6 At such time that the TL 9000 Requirements for subcontractors have been established, Supplier shall assure that each of its subcontractors that produce component part(s) of the Hardware, Software, Services, and/or Documentation or any combination thereof provided under this Agreement is performing under a quality management system that is TL 9000 Compliant and shall provide to Purchaser on a quarterly basis: (1) such measurements regarding the quality systems of subcontractors as is mandated by the TL 9000 Requirements; (2) an identification of key subcontractors, their respective TL 9000 Compliance status and schedule for achieving TL 9000 Compliance; and (3) the designation of Supplier’s subcontractors’ quality representative.
29.7 Term of TL 9000 Representations and Warranties. The representations, warranties and remedies set forth in this Section: (a) shall be in effect for the Term of this Agreement; and (b) are in addition to any other rights or remedies available to Purchaser under this Agreement or otherwise at law or equity. Notwithstanding anything to the contrary herein, the TL 9000 Registration Audit results, any information required to be disclosed under this Section, and the TL 9000 Certificate provided by Supplier under this Section shall not be deemed proprietary to Supplier.
ARTICLE 30
REPAIRS BY BUYER
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

30.1 Buyer may elect to repair Products purchased under this Agreement, either during or after the Warranty Period, as established by this Agreement, for such Products. For those Products for which Buyer elects such repair option, Supplier agrees to furnish initial and supplemental documentation necessary for the repair of Supplier’s manufactured Products covered by this Agreement, within thirty (30) days of Buyer’s notice of such election and request for such documentation. Upon such notice and request, transfer of such repair documentation shall:
(i) be at reasonable and actual cost to produce such documentation,
(ii) include Licensed Material (Software and Related Software Documentation for which licenses are granted by Supplier to Buyer under this Agreement; no Source Code versions of Software are included in Licensed Materials), if required, with pricing and licensing of such repair documentation to be mutually agreed to,
(iii) be for the sole use of Buyer in repairing the Products, and
(iv) not include the right to sub-license, disclose or transfer such repair documentation to a third party.
30.2 Supplier agrees to sell to Buyer the necessary components for said repairs, as available, through third party distribution, or at Supplier’s cost plus profit not to exceed fifteen (15%) percent.
30.3 Repair documentation to be provided by Supplier to Buyer under this Section shall include such documentation as may be reasonably necessary for Buyer to perform the required repairs, in the mutual determination of the parties, so long as such documentation is of the type generally made available to Supplier’s customers, and shall in no instance include any confidential or proprietary documentation unless the parties agree to an acceptable non-disclosure agreement concerning such documentation.
Notwithstanding anything to contrary in any other provision of this Agreement, should Buyer elect hereunder to perform repairs to any Product during the Warranty Period for such Product, such election and performance of repairs by Buyer shall negate and void Buyer’s Warranty and other contractual rights and Supplier’s Warranty or other contractual obligations related to such Product on which the repairs were performed.
ARTICLE 31
[Intentionally Omitted.]
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. C0302362

ARTICLE 32
LAB TESTING
32.1.1 With respect to Laboratory Testing, Supplier shall comply with the separate Lab
Testing Agreement executed by the parties.
ARTICLE 33
ENTIRE AGREEMENT
     This instrument, the Appendices and Schedules attached and the Order(s) attached hereto, or hereafter issued under this Agreement, constitute and embody the entire Agreement by and between the parties hereto and supersede all prior oral or written agreements or understandings, if any, between them with respect to the subject matter of this Agreement. In the event of a direct conflict between a specific term or condition of this Agreement and a specific term or condition in an Order, issued and accepted by the parties, the specific term or condition in the Order shall take precedence and control, but only for purposes of that individual Order. All Orders placed by Purchaser shall be deemed to incorporate the terms and conditions of this Agreement as well as any supplemental terms and conditions agreed to by the parties in writing. This Agreement shall not be modified or amended except by a writing signed by authorized representatives of both parties.
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.

Verizon — XEL
FLEXGROW
Contract No. xxxxxx

     IN WITNESS WHEREOF, the parties have set their hand and seal intending to be legally bound on the dates set forth below.

SUPPLIER:		TELESECTOR RESOURCES GROUP, INC.

XEL COMMUNICATIONS, INC.		D/B/A VERIZON SERVICES GROUP (A VERIZON COMPANY)

By:	Michael Hull	By:	George S. Dowell

Name:	Michael Hull	Name:	George S. Dowell
Title:	Vice-President	Title:	Sup Corporate Sourcing
Date:	June 19, 2003	Date:	7/21/03
NOTICE: Recipient acknowledges that the information contained herein is proprietary to Purchaser and that Recipient may not use or disclose this information except under and pursuant to the executed
Non-Disclosure Agreement.